    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ROLLERBALL INTERNATIONAL INC.
            (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN CHARTER)

                   DELAWARE                                      394                                    95-4478767
           (STATE OF INCORPORATION)                 (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
                                                     CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                         9255 DOHENY ROAD, SUITE 2705,
                         LOS ANGELES, CALIFORNIA 90069
                                 (310) 275-5313
                         (ADDRESS AND TELEPHONE NUMBER
                        OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              MR. JACK FORCELLEDO
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        ROLLERBALL(R) INTERNATIONAL INC.
                         9255 DOHENY ROAD -- SUITE 2705
                             LOS ANGELES, CA 90069
                            TELEPHONE (310) 275-5313
                            FACSIMILE (310) 275-3081
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

                      VICTOR J. DIGIOIA, ESQ.                                         KENNETH S. GOODWIN, ESQ.
                      BRIAN C. DAUGHNEY, ESQ.                                           COLEMAN & RHINE, LLP
                      GOLDSTEIN & DIGIOIA, LLP                                      1120 AVENUE OF THE AMERICAS
                        369 LEXINGTON AVENUE                                             NEW YORK, NY 10036
                         NEW YORK, NY 10017                                           TELEPHONE (212) 840-3330
                      TELEPHONE (212) 599-3322                                        FACSIMILE (212) 840-3744
                      FACSIMILE (212) 557-0295

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuing basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    TITLE OF EACH CLASS OF                                 PROPOSED MAXIMUM             PROPOSED
       SECURITIES TO BE             AMOUNT TO BE          OFFERING PRICE PER        MAXIMUM AGGREGATE            AMOUNT OF
          REGISTERED                 REGISTERED               SECURITY(1)           OFFERING PRICE(1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value(2).....................     1,437,500 Shares              $6.00                 $8,625,250                 $2,613
----------------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants(3).....     125,000 Warrants              $.001                    $125                     $1.00
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value(4).....................      125,000 Shares               $7.20                  $900,000                   $273
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value(5).....................      443,750 Shares               $4.00                 $1,775,000                  $538
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value(6).....................          221,875                  $7.20                 $1,597,500                  $484
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value(7).....................          140,000                  $6.00                  $700,000                   $212
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value(8).....................          176,181                  $6.00                 $1,057,086                  $320
----------------------------------------------------------------------------------------------------------------------------------
Totals........................         2,669,306                                       $14,654,961                $4,441
==================================================================================================================================

(1) Total estimated solely for the purpose of determining the registration fee.

(2) Includes 187,500 shares of Common Stock subject to sale upon exercise of over-allotment option granted to the Underwriter.

(3) Represents warrants to purchase 125,000 shares of Common Stock to be issued to the Underwriter.

(4) Reserved for issuance upon exercise of warrants to be issued to the Underwriter. Pursuant to Rule 416 of the Securities Act of 1933, as amended, ("Securities Act"), there are also being registered such additional number of shares issuable as may become issuable pursuant to the anti-dilution provisions of the warrants.

(5) Represents shares of Common Stock issuable upon conversion of $1,775,000 of 12% convertible debentures ("12% Debentures") to be sold by certain selling security holders. The 12% Debentures are convertible at a per share conversion price (the "Conversion Price") equal to 80% of the initial public offering price; therefore, as the initial public offering price, and likewise the Conversion Price, increases or decreases, as the case may be, the number of shares issuable upon conversion decreases or increases, respectively. However, the maximum offering price will always remain at $1,775,000, the aggregate principal amount of the 12% Debentures. The number of shares of Common Stock registered reflects an offering price of $5.00 per share.

(6) Represents shares of the Company's Common Stock issuable upon the exercise of 221,875 outstanding Common Stock purchase warrants issued in private placement offerings by the Company and held by certain selling security holders. For purposes of calculating the registration fee, the initial public offering price has been assumed to be $7.20 per share, the exercise price of the warrants. Pursuant to Rule 416 of the Securities Act, there are also being registered such additional number of shares as may become issuable pursuant to the anti-dilution provisions of the warrants.

(7) Represents shares of Common Stock issuable to selling security holders holding, in the aggregate, $700,000 of promissory notes, which entitle the selling security holders to such number of shares determined by dividing the principal amount of the note by the initial public offering price of the Common Stock. For purposes of calculating the registration fee, the initial public offering price has been assumed to be $6.00 per share. The number of shares of Common Stock registered reflects an offering price of $5.00 per share.

(8) Represents issued and outstanding shares of Common Stock to be sold by certain selling stockholders.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with an offering of shares of Common Stock, par value $.001 per share, to be sold by the Company (the "Company Prospectus") and one to be used in connection with the sale of 908,568 shares of Common Stock, par value $.001 per share, to be sold by certain selling stockholders (the "Stockholder Prospectus"). The Company Prospectus and the Stockholder Prospectus will be identical in all respects except for the alternate pages for the Stockholder Prospectus included herein which are labeled "Alternate Pages for Stockholder Prospectus."

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 502(f) OF REGULATION S-B
             BETWEEN REGISTRATION STATEMENT AND FORM OF PROSPECTUS

                   ITEM NUMBER AND HEADING                          CAPTION IN PROSPECTUS
      -------------------------------------------------    ---------------------------------------
  1.  Front of Registration Statement and Outside Front
        Cover of Prospectus............................    Outside Front Cover of Prospectus
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus.....................................    Inside Front and Outside Back Cover
                                                             Pages of Prospectus
  3.  Summary Information and Risk Factors.............    Prospectus Summary; The Company; Risk
                                                             Factors; Summary Consolidated
                                                             Financial Information
  4.  Use of Proceeds..................................    Use of Proceeds
  5.  Determination of Offering Price..................    Outside Front Cover Page of Prospectus;
                                                             Underwriting
  6.  Dilution.........................................    Dilution
  7.  Selling Security Holders.........................    Selling Security Holders
  8.  Plan of Distribution.............................    Inside Front Cover; Underwriting
  9.  Legal Proceedings................................    Business -- Legal Proceedings
 10.  Directors, Executive Officers, Promoters and
        Control Persons................................    Management
 11.  Security Ownership of Certain Beneficial Owners
        and Management.................................    Management; Principal Stockholders
 12.  Description of Securities........................    Description of Capital Stock
 13.  Interests of Named Experts and Counsel...........    Not Applicable
 14.  Disclosure of Commission Position on
        Indemnification................................    Description of Capital Stock
 15.  Organization With Last Five Years................    Certain Relationships and Related
                                                             Transactions
 16.  Description of Business..........................    Business
 17.  Management's Discussion and Analysis or Plan.....    Management's Discussion and Analysis
 18.  Description of Property..........................    Business -- Facilities
 19.  Certain Relationships and Related Transactions...    Certain Relationships and Related
                                                             Transactions
 20.  Market for Common Equity and Related Stockholder
        Matters........................................    Outside Front Cover of Prospectus; Risk
                                                             Factors
 21.  Executive Compensation...........................    Management -- Executive Compensation
 22.  Financial Statements.............................    Financial Statements
 23.  Changes in and Disagreements with Accountants on
        Accounting and Financial Disclosure............    Not Applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1997
PROSPECTUS

                                1,250,000 SHARES

                         ROLLERBALL INTERNATIONAL INC.
[LOGO]                            COMMON STOCK

    Rollerball(R) International Inc. ("Rollerball(R)" or the "Company") is hereby offering 1,250,000 shares (the "Shares") of its common stock, par value $.001 per share (the "Common Stock"). Prior to this offering, there has been no public market for the Common Stock, and there can be no assurance such a market will develop or be sustained. It is currently estimated that the initial public offering price per Share will be between $5.00 and $6.00. The initial public offering price of the Shares has been arbitrarily determined by negotiation between the Company and Auerbach, Pollak & Richardson, Inc. (the "Underwriter") and is not necessarily related to the Company's assets, book value, results of operations, or any other established criteria of value. The Company has applied to have the Common Stock approved for quotation on the SmallCap Market of the Nasdaq Stock Market, Inc. ("Nasdaq") under the proposed symbol "ROLL" and listed on the Pacific Stock Exchange under the proposed symbol "ROLL."

    This Prospectus also relates to the offer and sale by certain security holders of the Company (the "Selling Stockholders") assuming an initial public offering price of $5.50 per Share, of: (i) an aggregate of 403,409 shares of Common Stock (the "Conversion Shares"), issuable upon conversion of $1,775,000 principal amount of outstanding 12% convertible debentures (12% "Debentures") at a conversion price equal to 80% of the offering price of the Shares, which 12% Debentures were issued by the Company in a private offering completed in September 1996 (the "1996 Private Offering"); (ii) 201,705 shares of Common Stock (the "1996 Warrant Shares") issuable upon exercise of outstanding warrants ("1996 Warrants") issued by the Company in the 1996 Private Offering; (iii) 176,181 shares of issued and outstanding Common Stock ("1994 Shares") issued by the Company in connection with the exercise of Common Stock purchase warrants ("1994 Warrants") issued in a private offering completed in June 1994 ("1994 Private Offering"); and (iv) 127,273 shares ("Bridge Shares") of Common Stock issued by the Company in a private offering ("1997 Bridge Offering") completed in April 1997. The Conversion Shares, 1996 Warrant Shares, 1994 Shares and Bridge Shares are sometimes referred to herein as the "Selling Stockholder Shares." The Selling Stockholders have agreed not to offer, sell or otherwise dispose of an aggregate of all 908,568 Selling Stockholder Shares for a period of six months from the date hereof without the prior written consent of the Underwriter. The Company will not receive any proceeds from the sale of the Selling Stockholder Shares. See "Risk Factors," "Use of Proceeds" and "Concurrent Sales."

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST IN THE SHARES. FOR A DESCRIPTION OF CERTAIN RISKS AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND "DILUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

===========================================================================================================
                                                                     UNDERWRITING           PROCEEDS
                                                  PRICE TO           DISCOUNTS AND           TO THE
                                                   PUBLIC           COMMISSIONS(1)         COMPANY(2)
-----------------------------------------------------------------------------------------------------------
Per Share...................................           $                   $                    $
Total(3)....................................           $                   $                    $
===========================================================================================================

(1) Does not reflect additional compensation to be received by the Underwriter in the form of (i) warrants to purchase 125,000 Shares of Common Stock exercisable over a period of four years, commencing one year from the date hereof at a per share exercise price equal to 120% of the initial public offering price of the Shares ("Underwriter's Warrants"); (ii) a non-accountable expense allowance equal to 3% of the total price to the public; and (iii) a two-year right of first refusal with respect to certain future financings by the Company. In addition, the Company has agreed to indemnify the Underwriter for certain liabilities under the Securities Act of 1933, as amended ("Securities Act"). See "Underwriting" and "Use of Proceeds."

(2) Before deducting expenses payable by the Company, estimated at $         or
    $    per Share ($         or $         per Share if the Underwriter
    exercises its over-allotment option in full), including the Underwriter's nonaccountable expense allowance and expenses associated with the Selling Stockholder Shares. See "Underwriting."

(3) The Company has granted an option to the Underwriter exercisable within 45 days after the date of this Prospectus, to purchase up to 187,500 additional shares to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions. If the over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and
    Commissions and Proceeds to the Company would be $         , $         , and
    $         , respectively. See "Underwriting."

    The Shares are being offered by the Underwriter subject to prior sale, when, as and delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order either in whole or in part. It is expected that delivery of certificates evidencing the Shares offered hereby will be made against payment therefor at
the offices of counsel to the Underwriter on or about October   , 1997.

                      AUERBACH, POLLAK & RICHARDSON, INC.
                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1997

     The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and therefore has not filed any reports with the Securities and Exchange Commission (the "Commission"). Upon completion of this offering, the Company intends to register under the Exchange Act and furnish its stockholders with annual reports containing audited financial statements reported on by independent auditors and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OFFERED HEREBY, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITER AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with the more detailed information and financial statements, and the notes relating thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all references in this Prospectus to numbers of shares of Common Stock and to related per share data and information give retroactive effect to the reverse split of the outstanding shares of Common Stock on a
 .687:1 basis to be effected prior to the effective date of the Registration Statement ("Effective Date") of which this Prospectus forms a part. Unless otherwise specified, all information in this Prospectus assumes an initial public offering price of $5.50 per Share, the mid-point of the price range stated on the cover of this Prospectus, and no exercise of the over-allotment option granted to the Underwriter.

                                  THE COMPANY

     ROLLERBALL(R) INTERNATIONAL INC. ("Rollerball(R)" or the "Company") develops, manufactures, distributes and markets an innovative, patented design of in-line skates under the registered trademark Rollerball(R). Since its incorporation in 1994, the Company's efforts have been focused on designing, engineering and developing the Rollerball(R) skateball line of in-line skates. The Company has been granted several United States patents which protect its innovative skateball technology. Since its formation, the Company has expanded its product line to include 17 models of its in-line skates that appeal to a wide range of price and performance levels including recreational, fitness, hockey and aggressive competition. Rollerball(R) also offers related accessories including helmets, safety pads and replacement parts. The Company's sales have been limited to date and have been primarily in the international market. With the proceeds of this offering, the Company intends to aggressively market and sell its products in the United States.

     Rollerball(R)'s in-line skates differ from traditional in-line skates in appearance and in performance. The Company believes that its proprietary Rollerball(R) skating system is the next generation of in-line skates and the first major product innovation in in-line skating since the introduction of the original Rollerblade(R) skate in the 1970's. Rollerball(R) offers in-line skates with unique patented spherical or ball shaped wheels that are slightly smaller than a tennis ball (70mm or 60mm in size) and are engineered to create support and balance when in contact with the skating surface. The spherical cross section of the Radial Skateball(R) assures a uniform, unchanging shape and a greater area of contact with respect to the skating surface. Rollerball's design allows a skater to achieve levels of acceleration, balance and maneuverability greater than that which can be achieved by comparably priced traditional in-line skates. Furthermore, because of these characteristics, the Company believes that the Company's products enhance the fun of in-line skating while providing a more stable, body-friendly platform which appeals to all skaters from beginner to advanced. The Company believes these product features provide Rollerball(R) with a skate superior to any other product commercially available and will enable Rollerball(R) to compete with the major in-line skate manufacturers both in the United States and worldwide.

     Rollerball(R) intends to use the proceeds of this offering to expand its business through widespread introduction of the Rollerball(R) product lines into the United States retail market, the continued expansion and penetration of the Company's product lines in international markets, investment in the development of the next generation of Rollerball(R) products the building of tooling, molds and inventory, the establishment of a third party licensing program for the Rollerball(R) trademarks in clothing, entertainment and toys, and the increase of marketing and sales through direct response television and other at-home shopping services throughout the world.

     The Company was incorporated in the State of Delaware on March 7, 1994. The principal executive offices of the Company are located at 9255 Doheny Road, Los Angeles, California 90069 and its telephone number is (310) 275-5313.

                                  THE OFFERING

Common Stock Offered(1).............     1,250,000 shares

Common Stock Outstanding
  Prior to offering(1)(2)...........     3,634,293 shares

Common Stock to be Outstanding
Immediately After offering(3).......     5,616,680 shares

Use of Proceeds.....................     The net proceeds of this offering will
                                         be used for: increasing inventory;
                                         marketing, advertising and promotional
                                         support; purchase of equipment such as
                                         tools and molds; product design and
                                         research; repay certain debt, and
                                         working capital. See "Use of Proceeds."

Risk Factors........................     An investment in the Shares offered
                                         hereby is speculative and involves a
                                         high degree of risk, including risks
                                         associated with the Company's;
                                         qualified auditor's report; limited
                                         operating history; accumulated deficit
                                         and recent losses; dependence on
                                         third-party manufacturing and
                                         suppliers; and other risks. See "Risk
                                         Factors."

Proposed Nasdaq SmallCap Market
Symbol(4)...........................     "ROLL"

Proposed Pacific Stock Exchange
Symbol(4)...........................     "ROLL"
---------------
(1) Does not include: (i) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants to be issued to the Underwriter;
    (ii) 200,233 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants; (iii) 750,000 shares of Common Stock reserved for issuance under the Company's 1994 employee stock option plan ("1994 Employee Plan") of which options to purchase 283,044 shares of Common Stock have been issued to date; (iv) 200,000 shares of Common Stock reserved for issuance under the Company's 1997 Non-Employee Director Plan ("Director Plan"), none of which options have been issued to date; (v) 19,579 shares reserved for issuance upon conversion of outstanding convertible notes; (vi) 403,409 Conversion Shares; and (vii) 201,705 1996 Warrant Shares. Includes 176,181 outstanding 1994 Shares.

(2) Includes 176,181 outstanding 1994 Shares.

(3) Does not include: (i) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants to be issued to the Underwriter;
    (ii) 200,233 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants; (iii) 750,000 shares of Common Stock reserved for issuance under the Company's 1994 Employee Plan of which options to purchase 283,044 shares of Common Stock have been issued to date; (iv) 200,000 shares of Common Stock reserved for issuance under the Company's Director Plan, none of which options have been issued to date; and (v) 19,579 shares reserved for issuance upon conversion of outstanding convertible notes. Includes the issuance of (i) 127,273 Bridge Shares; (ii) 403,409 Conversion Shares; (iii) 176,181 1994 Shares and (iv) 201,705 1996 Warrant Shares.

(4) It is a condition precedent to the offering that the Company's Common Stock be accepted for listing on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market and Pacific Stock Exchange quotations do not imply that a liquid and active market will develop, or be sustained, for the Shares upon completion of the offering. There can be no assurance that the Company will, if accepted by the Nasdaq SmallCap Market and/or Pacific Stock Exchange, continue to meet the maintenance criteria for quotation on the Nasdaq SmallCap Market or the Pacific Stock Exchange.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information presented below for the fiscal years ended December 31, 1995 and 1996 was derived from the audited financial statements appearing elsewhere herein. The summary financial information as of March 31, 1997 for the three-month periods ended March 31, 1996 and 1997 was derived from the unaudited financial statements of the Company. The unaudited financial statements include all adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position and results of operations of the Company for those periods. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The summary should be read in conjunction with Management's Discussion and Analysis, the financial statements of the Company and the related notes, each appearing elsewhere in this Prospectus.

                                                                                THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                   MARCH 31,
                                   ---------------------------------------    -----------------------
                                     1994(1)         1995          1996         1996          1997
                                   -----------    ----------    ----------    ---------    ----------
STATEMENT OF OPERATIONS DATA:
Net Sales........................  $   469,703    $4,201,658    $4,850,416    $ 208,118    $  599,363
Gross Profit (Loss)..............     (104,349)    1,439,641     1,746,637       68,734       241,079
Operating Expenses...............    1,250,523     1,487,162     2,197,574      369,814       625,311
Loss before Income Taxes.........   (1,356,066)      (84,317)     (547,503)    (320,830)     (495,597)
Net Loss.........................   (1,356,866)      (85,117)     (548,303)    (321,030)     (495,797)
Pro Forma net loss per share.....                               $     (.15)                $     (.13)
                                                                ==========                 ==========
Pro Forma weighted average number
  of shares outstanding(2).......                                3,558,964                  3,861,521

                                                                       AS OF MARCH 31, 1997
                                                              ---------------------------------------
                                        DECEMBER 31,                                       PRO FORMA
                                  ------------------------                      PRO            AS
                                    1995          1996          ACTUAL        FORMA(3)     ADJUSTED(4)
                                  ---------    -----------    -----------    ----------    ----------
BALANCE SHEET DATA:
Working capital (deficiency)....  $(713,420)   $(1,637,787)   $(2,233,403)   $ (370,159)   $5,242,324
Total assets....................    583,804      1,915,177      1,681,824     1,769,708     6,222,058
Debt............................         --      1,775,000      1,975,000       200,000            --
Notes payable to stockholders...    345,000        260,000        260,000       260,000        75,000
Stockholders' (deficit)
  equity........................   (398,307)      (911,610)    (1,407,407)      455,477     6,068,320
SALES DATA:
Number of Two Ball Skates
  Sold..........................    110,277        120,119         13,898
Number of Four Ball Skates
  Sold..........................         --             --             --            --            --

---------------
(1) Fiscal 1994 reflects operations from inception in March 1994 through December 1994.

(2) Pro forma net loss per share of Common Stock has been computed for all periods presented and is based on the weighted average number of shares outstanding during the period, including Common Stock Equivalents resulting from dilutive stock options (none) and the inclusion of the 12% Debentures.

(3) Gives effect to the conversion of $1,775,000 12% Debentures, net of unamortized debt issuance costs, into 403,409 shares of Common Stock. The 12% Debentures automatically convert on the Effective Date into Common Stock at a per share conversion rate of 80% of the initial public offering price of the Shares. Also gives effect to the issuance of the Bridge Shares (127,273 shares) and the 1994 Shares (176,181 shares issued in June 1997 pursuant to the exercise of certain 1994 Warrants resulting in net proceeds to the Company of $246,450).

(4) Adjusted to give effect to the sale of the 1,250,000 Shares offered hereby at $5.50 per share and the anticipated use of the estimated proceeds therefrom, including repayment of principal and interest on the

    Company's $700,000 principal amount 12% subordinated debentures ("Bridge Notes") issued in the 1997 Bridge Offering. See "Use of Proceeds."

                                  RISK FACTORS

     An investment in the Shares offered hereby involves a high degree of risk and should be considered only by those investors who can afford the risk of loss of their entire investment. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Shares offered by this Prospectus. Prospective investors should note that this Prospectus contains certain "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements containing the words "believes," "anticipates," "expects," "intends," "should," "seeks to," and similar words. Prospective investors are cautioned that all such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth in this Prospectus. The accompanying information contained in this Prospectus identifies certain important factors that could cause such difference.

     ACCUMULATED DEFICIT; RECENT LOSSES; QUALIFIED AUDITOR'S REPORT. For the fiscal year ended December 31, 1996, the Company experienced a net loss of $548,303. For the year ended December 31, 1995, the Company had a net loss of $85,117. For the three months ended March 31, 1997, the Company had a net loss of $495,797 as compared to a net loss of $321,030 for the similar period ended March 31, 1996. At December 31, 1996 and March 31, 1997, the Company had an accumulated deficit of $1,990,286 and $2,486,083, respectively. The Company's independent auditors have stated in their report that there is substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company's operations is materially dependent on the receipt of additional capital from this offering or other sources. The Company anticipates continued losses as a result of anticipated significant expenses, including marketing and advertising costs, development costs, inventory costs and general administrative expenses. Because the Company anticipates incurring significant expenses in connection with the continued development and marketing of its products, there can be no assurance that the Company will achieve sufficient additional revenues to offset anticipated operating costs. Inasmuch as the Company will continue to have high levels of operating expenses and will be required to make significant expenditures to market its products in a highly competitive industry, the Company may experience significant operating losses that could continue until such time, if ever, that the Company is able to generate sufficient additional revenues to support its operations. See "Management's Discussion and Analysis."

     LIMITED OPERATING HISTORY; RAPID GROWTH. The Company was incorporated in 1994, has had limited sales to date and has not been in business long enough to enable an investor to make a reasonable judgment as to its future performance. Since its inception, the Company's efforts have been focused upon design and development of its Radial Skateball(R) products and not on sales or marketing. Since the commencement of operations, the Company's operating expenses have grown rapidly and the Company intends to continue to expand operations after the conclusion of this offering. The Company's limited sales to date have been primarily in international markets and with the Home Shopping Network(R) and the Company intends, with the proceeds of this offering, to emphasize the marketing and sale of its products on a greatly expanded basis in the United States. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a developing business and the competitive environment in which the Company will operate. There can be no assurance the Company will be able to implement its business plans or manage the growth of its operations. See "Business" and "Management's Discussion and Analysis."

     NEED FOR ADDITIONAL FUNDS. Based on the Company's operating plan, management believes that the proceeds from this offering and anticipated cash flow from operations and other sources such as the exercise of outstanding convertible securities, will be sufficient to meet the Company's anticipated cash needs and finance its plans for expansion for at least the next 12 months from the Effective Date of this offering. Thereafter, the Company may need additional financing to meet its plans for expansion and to expand its product lines. The Company does not currently have any line of credit or any lending facility available to it. No assurance can be given that the Company will be successful in obtaining additional financing on favorable terms, if at all. See "Use of Proceeds" and "Management's Discussion and Analysis."

     RELIANCE ON MAJOR CUSTOMERS. The Company's three largest customers represented 67% and 85% of total sales for the fiscal year ended December 31, 1996, and the three months ended March 31, 1997, respectively. As is customary in the industry, the Company does not have long-term contracts with any of its customers. While management expects the Company's customer base to expand, a limited number of large orders may continue to account for a significant portion of the Company's sales during any given period for the foreseeable future. The loss of, or a reduction in business from, any of its major customers could have a material adverse effect on the Company's results of operations. See
"Business -- Sales and Marketing."

     INTELLECTUAL PROPERTY. The Company was granted a United States Patent (No. 5,590,890) by the United States Patent and Trademark Office on January 7, 1997 on the basis of its original Radial Skateball(TM) technology. As improvements to the design of its products are made, as well was the development of new products, the Company has filed additional patent applications and will continue to do so in the United States and worldwide. In February 1997 the Company obtained a United States Patent (No. 378,115) for its GFY(R) Skate design. The Company has also been granted patents and/or has filed patent applications in several other countries and has registered the trademark "Rollerball(R)" in the United States and several other countries. The Company has trademark applications pending in other foreign countries. The Company has obtained a 3-D trademark protection in Germany and filed for similar trademark protections in Europe and in Mexico. Rollerball(R) cannot be registered as a trademark in the People's Republic of China, Taiwan, and certain other foreign countries. The Company has registered the Rollerball(R) name in other market/business segments such as clothing, toys and entertainment (cd-rom, comic books, video and broadcast television). There can be no assurance that such patents and related trademark protection will be effective to protect the Company's products from duplication by other manufacturers. Although the Company believes that the products sold by it do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has occurred or may occur. In the event that products sold by the Company are determined to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and/or sale of such products, or could be prohibited from selling such products. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under its currently issued patents or any patents issued in the future or with respect to the enforcement or defense of trademark rights. Moreover, there can be no assurance that the Company will have the financial or other resources necessary to defend a patent infringement or proprietary rights violation action. In addition, if the Company's products or proposed products are deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could also have a material adverse effect on the Company. The Company's products are also sold in many other countries and even though the Company may obtain patents in such countries, the Company's ability to obtain adequate protection may be limited in such countries. See "Business -- Patents and Trademarks."

     DEPENDENCE ON THIRD-PARTY AND FOREIGN MANUFACTURING AND SUPPLIERS. The Company does not own or lease any manufacturing facilities and does not manufacture any of the component parts for its products, and purchases all skate components from unaffiliated suppliers. Other than the Radial Skateballs(TM) which are produced in the United States, substantially all of the Company's components are manufactured in foreign countries including the People's Republic of China. The Company is reliant upon two independent agents to obtain manufacturing of certain component parts in foreign countries. The Company does not have any contracts with manufacturers or suppliers. Foreign manufacturing is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the impositions of tariffs and import and export controls and changes in governmental policies. While the Company has not experienced any material adverse effects due to such risks, there can be no assurance that such events will not occur in the future with the result of possible increases in costs and delays of, or interferences with, product deliveries resulting in losses of revenues and goodwill. The chassis and safety brakes for the RB(R) and GFX(R) skates are produced in foreign countries which may subject the Company to a risk of loss of its molds and tooling associated with such products in the event of a dispute with a foreign manufacturer or other occurrence such as those noted above. Further, purchasing products from manufacturers located in the People's Republic of China subjects the Company to an additional risk of substantially higher duty rates in the event that the United States government does not renew the most-favored nation trade status extended to the People's Republic of China. No assurance can be given that the United States will continue the People's Republic of China's most-favored nation trade status. The Company believes that, at the present time, it has sufficient sources of supply of component parts, and that in the event any existing supplier ceases to furnish component parts to the Company, alternative sources are available. There can be no assurance, however, that the future production and assembly capacity of the Company's current suppliers and manufacturers will be sufficient to satisfy the Company's requirements or that alternate suppliers and manufacturers will be available on commercially reasonable terms, or at all. See
"Business -- Manufacturing and Assembly."

     IMMEDIATE SUBSTANTIAL DILUTION. The purchasers of the Shares will incur an immediate and substantial dilution in the net tangible book value of the Shares after this offering of $4.50 per Share from the public offering price of $5.50 per Share. See "Dilution."

     FOREIGN CURRENCY AND FOREIGN EXCHANGE RATES. The Company's products are primarily sourced from suppliers located in Hong Kong, Taiwan, the People's Republic of China and Thailand. The Company negotiates the cost of its products directly with its suppliers in United States Dollars and its purchases are primarily effected through letters of credit in United States Dollars. As a result, exchange rate fluctuations could have a minor effect upon the Company's ability to negotiate favorable price terms with suppliers, which may adversely effect the cost of goods sold and the resultant gross margins for the Company's products. In addition, in the event the exchange rate between United States and the currency used by the Company's foreign suppliers fluctuates, it may become uneconomical or impractical for either the suppliers or the Company to continue their relationship. A substantial portion of the Company's business is conducted through Hong Kong which has recently been transferred to the People's Republic of China. There can be no assurance that the new government will continue to utilize Hong Kong's current currency system. In such event, the Company would need to obtain alternative supply arrangements, and there can be no assurance that alternative suppliers would be available, or if available, on terms acceptable to the Company. See "Management's Discussion and Analysis."

     DEPENDENCE ON ONE PRODUCT LINE. Substantially all of the Company's revenues have been generated, and will continue to be generated, by sales of in-line skates and related athletic protective equipment. No assurance can be given that consumer demand for these products in general or the Company's products in particular will continue in the future. A reduction in the demand for these products would have a material adverse effect on the Company's results of operations. The Company's profitability and sales will also depend on the strength of foreign and United States economies, which can dictate consumers' spending habits on leisure related goods, including the Company's products. No prediction can be made about the future of the economy of the United States or any foreign country in which the Company will offer its products for sale. As the Company's products are leisure time related products, any prolonged downturn in the economy, whether real or perceived, could adversely affect consumer demand for the Company's products. See "Business."

     COMPETITION. The market for the Company's products, internationally and in the United States, is highly competitive and the Company anticipates competition to continue to be intense in the foreseeable future. This competition is direct (i.e., companies that make similar products) and indirect (i.e., companies that participate in the sporting goods and accessories market, but are not direct competitors of the Company). The Company's products compete with other sports related products, such as golf, tennis, running and bicycling as well as numerous other activities. The Company competes with major in-line skate manufacturers such as Rollerblade(R), Ultra Wheels(R), Variflex(R), Roller Derby(R), California Pro(R), Bauer(R) and K2(R). Most of the Company's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources, and broader name recognition, than the Company. See "Business -- Competition."

     PRODUCT LIABILITY CLAIMS; INSURANCE. Although the Company has incurred no product liability claims to date, the Company may become subject to product liability claims, including claims for serious personal injury or death, due to the nature of its products. The Company believes that it has adequate liability insurance for risks arising in the normal course of business, including product liability insurance with respect to all of its products. There can be no assurance, however, that the Company will be able to maintain insurance at reasonable cost, if at all, that insurance will be adequate to cover liabilities resulting from product liability claims or that the Company will have funds available to pay any claims over the limit of its insurance. As sales of the Company's products increase, it will become potentially exposed to a larger number of liability claims which could therefore exceed the amount of its insurance policies. Successful assertion against the Company of one or a series of large uninsured claims, or of one or a series of claims exceeding any insurance coverage, could have a material adverse effect on the Company's results of operations and financial condition. See "Business."

     GOVERNMENT REGULATION; PRODUCT RECALLS. Certain of the Company's products are subject to regulation by the Federal Consumer Products Safety Commission (the "CPSC"), and may therefore be subject to recall if requested by the CPSC. In addition, the Company may be required to change or modify its current or future products in order to comply with CPSC's rules or other rules and regulations related to the safety of its products or any future rules or regulations. In the event the Company is required to modify or change its products, it may incur substantial additional costs related to design and manufacture, and may incur significant down-time in being able to produce inventory for sale, all of which could have a material adverse effect upon the Company. The Company is not aware of any current proceeding by the CPSC which would result in the recall of the Company's products. A recall of the Company's products could result in significant expense to the Company. There can be no assurance that the Company will have the necessary funds available to it to conduct any recall or that if conducted, it will have funds available for its continued operation. See "Business -- Government Regulation."

     DEPENDENCE UPON EXECUTIVE OFFICERS; LIMITED PERSONNEL. The success of the Company is dependent upon the efforts and abilities of its founder, Chairman, President, Chief Executive Officer and Chief Financial Officer, Jack Forcelledo. The loss of the services of Mr. Forcelledo would have a material adverse affect on the Company's operations. The Company has entered into a four-year employment agreement with Mr. Forcelledo and has obtained "key man" life insurance in the amount of $1,000,000 on the life of Mr. Forcelledo. It is unlikely that the proceeds of this insurance would be adequate to compensate the Company for the loss of the services provided by Mr. Forcelledo. See "Management."

     To date, the Company has relied additionally on the services of independent technical, production, sales and marketing personnel to develop and sell its products. In addition, the Company has used an independent agent to obtain foreign suppliers and manufacturing facilities. The Company has only six full-time employees. After the conclusion of this offering, the Company intends to increase its permanent staff to operate the Company and implement its business plans. Although the Company believes that necessary additional personnel to staff the Company are available, there can be no assurance that the Company will be successful in assembling an effective staff in a timely manner. See "Use of Proceeds" and "Business -- Management."

     ROYALTY ARRANGEMENTS. The Company has certain contractual commitments to pay royalties to two individuals who had assisted the Company in obtaining its Radial Skateball(TM) technology. Under the current agreements, the Company has agreed to pay Messrs. Giuseppe Consarino and Steve Kimmel each a royalty of 1% of net sales, except sales based on a letter of credit, and .6% of net sales based on a letter of credit. Mr. Consarino's royalty payment can not exceed a maximum of $350,000 in any fiscal year. Mr. Forcelledo, the Company's Chairman, President and Chief Executive Officer, has had a royalty agreement with the Company which provides for a 3% royalty on net sales which royalty Mr. Forcelledo has agreed to terminate in full effective upon closing of this offering. Mr. Franco Rosso, the originator of the radial skateball, is paid a royalty of 2.5% of the cost of goods sold, after certain deductions. The agreements require the royalties to be paid in perpetuity. The terms of the agreements with Mr. Consarino and Mr. Kimmel provide that their royalty payments may be reduced pro rata to any reduction in royalty payments agreed to by the other party. Mr. Kimmel has agreed to reduce his royalty payment by 50%. The Company intends to reduce Mr. Consarino's royalty payment by a similar amount. Although the Company believes that it has the right to unilaterally reduce the amount of Mr. Consarino's royalty fee, there can be no assurance that Mr. Consarino will not instigate litigation against the Company. Investors should consider the effects of the Consarino, Kimmel and Rosso royalty agreements on the Company's income in the future. See "Financial Statements",

"Management's Discussion and Analysis" "Management -- Employment Agreements" and "Business -- Royalty Arrangements".

     ABILITY TO MANAGE GROWTH. The Company anticipates a period of rapid growth that is expected to place a strain on the Company's administrative, financial and operational resources. The Company's ability to manage any staff and facilities growth effectively will require it to continue to improve its operational, financial and management controls, to continue to improve its reporting systems and procedures, to install new management information and control systems and to train, motivate and manage its employees. There can be no assurance that the Company will install such management information and control systems in an efficient and timely manner or that the new systems will be adequate to support the Company's operations. If the Company is unable to hire, train and retain qualified personnel to implement the necessary services effectively, its ability to attract repeat sales could be adversely affected, which could limit the Company's growth opportunities. If the Company's management is unable to manage growth effectively, such as if the Company's sales and marketing efforts exceed its capacity to obtain inventory in a timely manner, the Company's business, operating results and financial condition could be adversely affected. See "Business" and "Management."

     CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS. Following the completion of this offering, current management of the Company will own, in the aggregate, approximately 36% of the outstanding Common Stock (excluding options held by management) and options to acquire an additional 7% of the Company's Common Stock. Accordingly, the existing management will be able to elect the entire Board of Directors of the Company and to direct the affairs of the Company. See "Principal Stockholders."

     FACTORS INHIBITING TAKEOVER. Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in the Company's or the stockholder's best interest. The Company's Amended and Restated Certificate of Incorporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock and the designation of any such series, without any vote or action by the Company's stockholders. Thus, the Board of Directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of the Company's Common Stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company, since the terms of any preferred stock which might be issued could contain terms which could contain special voting rights or increase the costs of acquiring the Company. Other provisions of the Company's Certificate of Incorporation and Bylaws divide the Company's Board of Directors into three classes, each of which classes will serve for different three-year periods which may have the effect of delaying, deferring or preventing a change in control of the Company. These provisions may not be amended without the affirmative vote of not less than 75% of the issued and outstanding shares entitled to vote thereon. See "Description of Securities -- Preferred Stock" and "Certain Charter, By-Law and Statutory Provisions."

     The Company is subject to Section 203 of the Delaware General Corporation Law ("DGCL") which prevents transactions between the Company and an "interested stockholder" unless certain conditions are satisfied. The applicability of
Section 203 may have the effect of delaying, deferring or preventing "changes in control" of the Company, even if such event would be beneficial to the then existing shareholders. See "Description of Capital Stock -- Certain Provisions of Delaware Law."

     LACK OF DIVIDENDS. The Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of the Company's business. See "Dividend Policy."

     BROAD DISCRETION IN APPLICATION OF PROCEEDS. The anticipated uses of the net proceeds of this offering have been allocated only generally and a significant portion (10.2%) of the net proceeds will be used for working capital. The Company reserves the right to reallocate the proceeds among the categories specified under the caption "Use of Proceeds" as well as using the proceeds for purposes not specified. Accordingly, the Company's management will have broad discretion in the application of the net proceeds of this offering. See "Use of Proceeds" and "Business."

     NO PRIOR MARKET FOR THE COMMON STOCK; DETERMINATION OF OFFERING
PRICE. Prior to this offering, there has been no public market for the Common Stock of the Company. While the Company has applied for the listing of the Common Stock on the Nasdaq SmallCap Market and the Pacific Stock Exchange, there can be no assurance that an active trading market for the Common Stock will be established, or if so established, sustained. The initial offering price for the Shares has been arbitrarily determined through negotiation between the Company and the Underwriter based on such factors as the business potential and earnings prospects of the Company and prevailing market conditions. Such price may not be indicative of the market price of the Shares after this offering has been consummated. See "Underwriting."

     POSSIBLE DELISTING; PENNY STOCK REGULATION. Under Nasdaq rules, in order to maintain listing on the Nasdaq SmallCap Market, a company must have, among other things, $1,000,000 in net tangible assets (depending upon whether or not such company has sustained operating losses) and, alternatively, either (i) $1,000,000 in market value of public float and $2,000,000 in net tangible assets or (ii) a minimum bid price of $1.00 per share. The Commission is considering a proposal by Nasdaq to change the maintenance requirements to $2,000,000 of net tangible assets or market capitalization of $35,000,000 or $500,000 of net revenue in each of the two previous fiscal years. In addition, Nasdaq reserves the right to withdraw or terminate the Company's listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. In the event that the Company is unable to maintain continued quotation on the Nasdaq SmallCap Market, quotation, if any, of the Common Stock would be in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the National Association of Securities Dealers OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. In addition, if the Company's securities do not meet an exception to the penny stock regulations cited above, trading in the Company's securities would be covered by Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Shares could be adversely affected because the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     LIMITATIONS ON DIRECTOR LIABILITY. Delaware law provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's Amended and Restated Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted or not prohibited by Delaware law. See "Description of Capital Stock -- Indemnification of Directors and Officers."

     SHARES ELIGIBLE FOR FUTURE SALE; UNDERWRITER'S WARRANTS. Upon completion of this offering, there will be 5,414,975 shares of Common Stock outstanding, of which the 1,250,000 Shares sold pursuant to this offering, assuming the over-allotment option is not exercised, will be tradable without restriction by persons other than "affiliates" of the Company. All of the 176,181 shares of Common Stock issued in connection with the 1994 Private Offering will be freely tradeable, subject to lock-up agreements with the Underwriter. The 403,409 Conversion Shares, 127,273 Bridge Shares and 201,705 1996 Warrant Shares held by the Selling Stockholders and registered under the registration statement of which this Prospectus forms a part, will be freely tradable as long as the prospectus related thereto remains current and effective, subject to any lock-up agreements obtained by the Underwriter. An additional 921,375 shares of Common Stock will be freely tradeable under Rule 144 commencing 90 days from the date of this Prospectus. An aggregate of 2,712,918 shares of Common Stock will be "restricted" securities within the meaning of the Securities Act of 1933, as amended ("Securities Act"), and may not be sold in the absence of registration under the Securities Act or an exemption therefrom, including the exemptions contained in Rule 144 under the Securities Act. Without regard to any lock-up agreements with the Underwriter, such shares will become available for sale under Rule 144 at various times commencing 90 days from the date of this Prospectus. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing.

     The Company and its officers, directors and certain stockholders, including the Selling Stockholders, have agreed (the "Lock-Up Agreements") not to sell or otherwise dispose of certain of their shares of Common Stock or other securities of the Company (other than pursuant to private transfers in connection with which the transferees agree to be bound by the same "lock-up" provision) without the prior written consent of the Underwriter. The lock-up period is 6 months from the Effective Date with respect to the 1,067,078 Selling Stockholder Shares held by Selling Stockholders. The lock-up period is 18 months from the Effective Date with respect to the 2,042,426 shares of outstanding Common Stock owned by officers and directors of the Company. Notwithstanding the foregoing, in the event that the closing price of the Company's Common Stock is at least 120% of the initial offering price as of a date which is 12 months from the Effective Date, the officers and directors may sell the same number of shares as would be available for sale by them under Rule 144 commencing after said 12th month. See "Underwriting" and "Shares Eligible for Future Sale."

     Following completion of this offering, the Underwriter will hold the Underwriter's Warrants to purchase up to 125,000 shares of Common Stock. The Underwriter's Warrants will entitle the Underwriter to purchase shares at 120% of the offering price for a period of four years commencing one year from the closing of this offering. The exercise of the Underwriter's Warrants may dilute the book value per share of Common Stock. The holders of such warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company and have the opportunity to benefit from increases in the price of the Common Stock without risk of an equity investment. The Company has agreed to register under federal and state securities laws the Common Stock underlying the Underwriter's Warrants for resale. Such registration rights could involve substantial expenses to the Company and may adversely affect the terms upon which the Company may obtain additional financing. See "Underwriting."

     CONCURRENT REGISTRATION OF SELLING STOCKHOLDER SHARES. The holders of the Selling Stockholder Shares have the right to require that such shares be included in the registration statement of which this Prospectus forms a part. The Selling Stockholder Shares are being registered simultaneously with this offering. The Selling Stockholders have agreed not to offer, sell or transfer their Selling Stockholder Shares for a period of six months from the Effective Date without the prior written consent of the Underwriter. Sales of the Selling Stockholder Shares, or even the potential of such sales could adversely effect on the market price of the Common Stock. See "Shares Eligible for Future Sale", "Concurrent Sales" and "Underwriting."

     UNDERWRITER'S INFLUENCE ON THE MARKET. A significant number of the shares of Common Stock offered hereby may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Although it has no obligation to do so, the Underwriter intends to make a market in the Common Stock and may otherwise effect transactions in such securities. If it participates in such market, the Underwriter may exert a dominating influence on the market, if one develops, for the Common Stock. Such market-making activity may be discontinued at any time. Moreover, if the Underwriter exercises the Underwriter's Warrants, it may be required under Regulation M promulgated under the Exchange Act to temporarily suspend its market-making activities. The price and liquidity of the Common Stock may be significantly affected by the degree, if any, of the Underwriter's participation in such market. See "Underwriting."

     FUTURE ISSUANCES OF STOCK BY THE COMPANY. Following this offering, the Company will have 50,000,000 shares of Common Stock authorized, of which 5,616,680 shares will be issued and outstanding, assuming that the over-allotment option has not been exercised, and an additional 1,430,993 shares will have been reserved for issuance underlying outstanding options and warrants and for issuance under the 1994 Employee Plan and the Director Plan. The Company will also have 10,000,000 shares of preferred stock, $.10 par value per share (the "Preferred Stock"), authorized, none of which have been issued as of the date hereof. The balance of the Company's authorized shares of Common Stock and all of the Preferred Stock are not reserved for any purpose and may be issued without any action or approval by the Company's stockholders. See "Description of Capital Stock."

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the 1,250,000 Shares offered hereby after deducting the Underwriter's discount and commissions ($687,500) and the estimated expenses of this offering ($574,657), and assuming an initial public offering price of $5.50 per share, are approximately $5,612,843 (approximately $6,540,968 if the Underwriter's over-allotment option is exercised in full). The application of these proceeds is intended to be made over the next 12 months substantially as follows:

                                                                                 APPROXIMATE
                                                                                PERCENTAGE OF
                                                                   AMOUNT       NET PROCEEDS
                                                                 ----------     -------------
    Inventory(1)...............................................  $2,000,000          35.6%
    Marketing, advertising and promotional support.............   1,250,000          22.3%
    Repayment of Bridge Notes(2)...............................     750,000          13.4%
    Molds and tooling, and product hardware....................     400,000           7.1%
    Product designs, research and development..................     300,000           5.4%
    Repayment of outstanding debt(3)...........................     185,000           3.3%
    Payment of accrued officer's salary(4).....................     150,000           2.7%
    Working Capital(5).........................................     577,843          10.2%
                                                                 ----------          ----
              Total............................................  $5,612,843           100%
                                                                 ==========          ====

---------------
(1) Includes the purchase of skate components, finished product assemblies and short term warehousing for distribution to the United States.

(2) The terms of the Bridge Notes provide for repayment in full of all principal and interest upon consummation of this offering. The Bridge Notes bear interest at 12% per annum. The proceeds of the issuance of the Bridge Notes were utilized for working capital expenses.

(3) The Company will repay $185,000 of loans from stockholders and former officers and directors of the Company. The loans are due upon demand and bear interest at 12% per annum. The proceeds of the loans were used for working capital. See "Certain Relationships and Related Transactions."

(4) At the closing of this offering, $150,000 will be paid to Mr. Forcelledo, the Company's Chairman, President, Chief Executive Officer and Chief Financial Officer for partial payment of accrued salary to the date of this Prospectus. See "Management -- Employment Agreements."

(5) Includes the development and completion of the Company's administrative and operational infrastructure, selling, general and administrative expenses and other general corporate purposes.

     The above amounts and priorities for the use of proceeds represent management's estimates based upon current operating plans and certain strategic assumptions, including those relating to the Company's future revenue levels and expenditures, and assumptions regarding industry and general economic and other conditions. Although the Company does not contemplate any changes in the proposed use of proceeds, to the extent the Company finds that adjustment is required to the use of proceeds of this offering, the amounts shown may be adjusted among the uses indicated above, or certain portions of the net proceeds may be used for other purposes. Such shifts will be at the discretion of the Company. The Company reserves the right to enter into short term borrowing in the future as business conditions or the Company's needs may require.

     The Company anticipates that it will commence the application of the proceeds upon completion of this offering and that such proceeds will be applied over the next twelve months. The Company believes that the net proceeds of this offering will be sufficient to satisfy its requirements to implement its business plans over such period.

     To the extent the over-allotment option is exercised, any proceeds from such exercise will be used for working capital.

     The Company will not derive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders, although it will receive the exercise price of the warrants in the event a 1996 Warrant is exercised by a Selling Stockholder. In the event all of the 201,705 1996 Warrants are exercised, the Company will receive $1,331,253 of proceeds based upon an exercise price of $6.60 per Share. Any proceeds received from the exercise of 1996 Warrants will be used for working capital purposes.

     Pending the use of the offering proceeds, the net proceeds of this offering will be invested in short-term interest-bearing deposits or United States government securities.

                                DIVIDEND POLICY

     The Company has not paid dividends since inception and the Company does not expect to pay dividends in the foreseeable future. The Company intends to retain all of its available funds for the operation and expansion of its business.

                                    DILUTION

     At March 31, 1997 the Company had net tangible book value of $(2,068,524) or $.60 per share of Common Stock. At March 31, 1997, the Company had a pro forma net tangible book value of $(47,524) or $(.01) per share of Common Stock after giving effect to the conversion of the 12% Debentures, the issuance of the 1994 Shares and Bridge Shares. After giving effect to the sales by the Company of 1,250,000 Shares at an offering price of $5.50 per Share, and the application of the estimated proceeds therefrom, the pro forma net tangible book value of March 31, 1997 would have been $1.00 per share. Net tangible book value per share is the Company's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. This represents an immediate increase in pro forma net tangible book value of $1.01 per share of Common Stock to the pre-offering stockholders and an immediate dilution of $4.50 per share to purchasers of the Shares. Dilution represents the difference between the initial public offering price paid by purchasers in this offering and the net tangible book value per share immediately after completion of this offering. The following table illustrates this per share dilution:

    Assumed initial public offering price per share.....................             $5.50
      Pro Forma Net tangible book value per share before this
         offering.......................................................  $(0.01)
      Increase in pro forma net tangible book value per share
         attributable
         to the sale of the Shares offered hereby.......................  $ 1.01
                                                                           -----
    Pro forma net tangible book value per share after this offering.....             $1.00
                                                                                     -----
    Dilution per share to new stockholders..............................             $4.50
                                                                                     =====

     The following table sets forth, as of the date of this Prospectus, a comparison of (i) the number of shares of Common Stock acquired from the Company by investors pursuant to this offering and acquired from the Company by the pre-offering stockholders of the Company, (ii) the total consideration paid to the Company and (iii) the respective average purchase price per share paid by the investors and the pre-offering stockholders.

                                           SHARES PURCHASED(1)       TOTAL CONSIDERATION        AVERAGE
                                          ---------------------     ----------------------     PRICE PER
                                           NUMBER       PERCENT       AMOUNT       PERCENT       SHARE
                                          ---------     -------     ----------     -------     ---------
Current stockholders....................  3,634,293        74%      $2,695,560        28%        $0.74
New stockholders........................  1,250,000        26%       6,875,000        72%        $5.50
                                          ---------       ---       ----------       ---
          Total.........................  4,884,293       100%      $9,570,560       100%
                                          =========       ===       ==========       ===

---------------
(1) The information contained under this heading does not give effect to: (i) the sale of 187,500 additional Shares in the event the Underwriter's over-allotment option is exercised; (ii) 125,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants; (iii) 750,000 shares of Common Stock reserved for issuance under the Company's 1994 Employee Plan; (iv) 100,000 shares reserved for issuance under the Director Plan; and (v) outstanding Common Stock purchase warrants to purchase 200,233 shares of Common Stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1997.

                                                                  MARCH 31, 1997
                                                  ----------------------------------------------
                                                                                    PRO FORMA
                                                                      PRO               AS
                                                    ACTUAL         FORMA(1)       ADJUSTED(1)(2)
                                                  -----------     -----------     --------------
Short Term Debt:
  Notes Payable to Stockholders(3)..............  $   260,000     $   260,000      $     75,000
  Bridge Notes(4)(5)............................      200,000         200,000
  12% Debentures................................    1,775,000              --
                                                  -----------     -----------       -----------
          Total Short Term Debt(3)..............  $ 2,238,000     $   460,000      $     75,000
Stockholders' Equity:
  Preferred Stock, par value $.10 per share,
     10,000,000 shares authorized, no shares
     outstanding................................           --              --
  Common Stock, par value $.001 per share,
     50,000,000 shares authorized, 3,458,112
     (actual) shares outstanding 4,164,975 pro
     forma outstanding and 5,414,975 outstanding
     pro forma as adjusted(5)...................        3,458           4,165             5,415
  Additional Paid-In Capital....................    1,075,218       2,937,395         8,548,988
  Retained Deficit..............................   (2,486,083)     (2,486,083)       (2,486,085)
                                                  -----------     -----------       -----------
  Total Stockholders' Equity (Deficit)..........   (1,407,407)        455,477         6,068,320
                                                  -----------     -----------       -----------
          Total Capitalization..................  $   827,593     $   915,477      $  6,143,320
                                                  ===========     ===========       ===========

---------------
(1) Gives effect to the issuance of the Conversion Shares, the 1994 Shares (issued upon exercise of the 1994 Warrants with $246,450 in net proceeds to the Company) and the Bridge Shares.

(2) Adjusted to reflect the application of the net proceeds of the Shares offered hereby assuming a $5.50 per share offering price and issuance of an additional $500,000 principal amount of Bridge Notes. See "Use of Proceeds" and "Management's Discussion and Analysis."

(3) See Notes 4 and 5 to Financial Statements for further information as to short term debt and obligations, interest rates and maturity dates of such indebtedness.

(4) The Company issued an aggregate of $700,000 principal amount Bridge Notes in the Bridge Offering which was completed in April 1997. As of March 31, 1997, $200,000 principal amount of Bridge Notes were outstanding.

(5) Does not include: (i) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants; (ii) 750,000 shares of Common Stock reserved for issuance under the 1994 Employee Plan of which options to purchase 283,044 shares have been issued; (iii) 100,000 shares of Common Stock reserved for issuance under the Director Plan none of which options have been issued; and (iv) shares of Common Stock reserved for issuance upon exercise of 401,939 outstanding common stock purchase warrants, including the 1996 Warrants.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW

     The Company designs, manufactures and distributes in-line skates using its patented Rollerball Skateball(R) technology, which utilizes a spherical ball instead of the traditional disk-shaped wheel to provide skaters with better balance, maneuverability and control. In-line skating is one of the fastest-growing segments of the sporting goods industry, and the Company's products target the entire spectrum of skaters, ranging from beginner to advanced, including models for recreation, fitness, hockey and aggressive skating.

     Rollerball(R) was founded by Chairman, President, Chief Executive Officer and Chief Financial Officer Jack Forcelledo in 1994, and has primarily devoted its efforts to refining the Rollerball Skateball(R) concept, testing new product prototypes designing new component parts and introducing new product lines since that time. Additionally, management has obtained trademark protection and developed manufacturing and supplier relationships. By the second quarter of 1997, the Company had completed the design, testing and manufacturing processes for 17 different skate models at various price points covering the recreation, aggressive, hockey and fitness segments of the in-line market and had established a nationwide network of sales representatives to launch the distribution of the product through various channels.

     Test marketing of the Company's products to date has primarily occurred in international markets and, to a limited extent, through the Home Shopping Network(R) in the United States. Prior to this offering, the Company has operated on limited funds, with virtually no funds allocated for sales and marketing. From inception through the period ended March 31, 1997, the Company has generated approximately $10,121,000 in sales revenue from this limited sales and marketing program. Upon completion of the offering, the Company plans a full-scale introduction of its products into the United States retail marketplace, additional development and licensing of the Rollerball(R) trademark and ongoing introductions of new products and innovative technologies for in-line skating and related accessories.

RESULTS OF OPERATIONS

  Three Months Ended March 31, 1997 Compared to Three Months ended March 31,
1996

     Net Sales. Net sales for the three months ended March 31, 1997 increased by $391,245, or 187.9% compared to the three months ended March 31, 1996. This increase was primarily attributable to increased unit volume in the first three months of fiscal 1997 with respect to the Company's sales of in-line skates and accessories.

     Gross Profit. Gross profit for the three months ended March 31, 1997 increased by $172,345 compared to the three months ended March 31, 1996, representing a 250.7% increase in gross profit. The increase in gross profit was primarily due to increased sales volume for the first three months of 1997 compared to the same period in 1996 at higher margins.

     Selling and Marketing Expenses. Selling and marketing expenses for the three months ended March 31, 1997 increased by $176,927 compared to the three months ended March 31, 1996, representing a 73.2% increase. The increase is due to an increase in sales volume and the related selling and shipping expenses associated with the increased sales as well as the increased design and research and development expenses associated with improvements and additions to the existing number of skate models in development by the Company. In the first three months of 1997, the Company had expenditures in developing G-Force(R) and GFX(R) lines of skates which skate designs were not yet developed or sold during the first three months of 1996. Management does not anticipate any significant increase in selling and marketing expenses as a percentage of sales in the near future; however, dollar amounts would likely increase should revenues continue to grow.

     General and Administrative Expenses. General and administrative expenses for the period ended March 31, 1997 increased by $78,570 compared to the three months ended March 31, 1996, representing a 61.3% increase. The dollar increase was primarily due to increased travel expenses and other general costs associated with increased sales. Management does not anticipate any significant increase in general and administrative expenses as a percentage of sales in the near future; however, dollar amounts would likely increase should revenues continue to grow.

     Interest. The Company's interest expense for the three months ended March 31, 1997 increased by $91,615 compared to the three months ended March 31, 1996 representing a 463.9% increase as a percentage of net sales. This increase was primarily attributable to the Company's increased interest payable on debt incurred including amortization of debt issuance costs during the first quarter of fiscal year 1997, pursuant to the 1996 Private Offering.

     Net Loss. Net loss for the three months ended March 31, 1997 increased by $174,767 compared to the three months ended March 31, 1996, representing a 54.4% increase in net loss. The increase in net loss resulted primarily from the increase in the Company's sales and profit margins offset by increased expenditures for selling and marketing expenses, general and administrative expenses, and interest expense for the three months ended March 31, 1997 compared to the three months ended March 31, 1996.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Net Sales. Net sales for the fiscal year ended December 31, 1996 increased by $648,758, or 15.4% compared to the fiscal year ended December 31, 1995. This increase was primarily attributable to the increased sales of the Company's in-line skates and accessories in 1996.

     Gross Profit. Gross profit for the fiscal year ended December 31, 1996 was $1,746,637 which was an increase of $306,996 compared to gross profit of $1,439,641 in the fiscal year ended December 31, 1995, representing a 21.3% increase in gross profit. The increase in gross profit was primarily due to increased sales for the Company's in-line skates and accessories for 1996.

     Selling and Marketing Expenses. Selling and marketing expenses for the fiscal year ended December 31, 1996 increased by $517,497 compared to the fiscal year ended December 31, 1995, representing a 54.8% increase as a percentage of net sales. Selling and marketing expenses represented 30.1% of net sales for the fiscal year ending December 31, 1996. The increase was due to increased sales volume during fiscal year 1996 as well as design costs for development of new skate lines.

     General and Administrative Expenses. General and administrative expenses for the fiscal year ended December 31, 1996 increased by $192,915 compared to the fiscal year ended December 31, 1995. While this increase represented a 35.5% increase as a percentage of net sales over 1995, general and administrative expenses for the fiscal year 1996 represented 15.2% of 1996 net sales. The dollar increase for 1996 over 1995 was primarily a function of increased sales for the Company in fiscal year 1996 over 1995, as well as increases in employees' compensation and related expenses.

     Interest. The Company's interest expense for the fiscal year ended December 31, 1996 increased by $59,770 compared to the fiscal year ended December 31, 1995. This increase was primarily attributable to the Company's increased interest payable on the loans from stockholders for this period over the fiscal year ending December 31, 1995 and interest costs associated with the 12% Debentures issued in the 1996 Private Offering.

     Net Loss. Net loss for the fiscal year ended December 31, 1996 increased by $463,186 compared to the fiscal year ended December 31, 1995, representing a 544.2% increase in net loss. The increase in net loss resulted primarily from the increase in the Company's sales and profit margins offset by increased expenditures for selling and marketing expenses, general and administrative expenses, and interest expense for the years ended December 31, 1996 compared to the year ended December 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, the Company has funded its activities principally from operating cash flow, loans from stockholders and three private offerings of debt and equity securities. The Company does not have any lending arrangement with a financial institution and therefore there were no balances outstanding with commercial banks and lending institutions as of the fiscal quarter ended March 31, 1997. The Company owed $2,235,000 principal amount of loans as of March 31, 1997, of which $260,000 principal amount was owed to present and former officers and directors of the Company. Approximately $185,000 of such debt will be repaid out of the proceeds of this offering and an additional $1,775,000 (12% Debentures) will be converted into Common Stock.

     As of December 31, 1996, the Company had a stockholders' deficit of $911,610, as compared to a stockholders' deficit of $1,404,407 as of March 31, 1997. The Company's current ratio as of March 31, 1997 was 0.28/1.0, as compared to 0.42/1.0 as of December 31, 1996. The Company's current ratio as of March 31, 1997, as adjusted for the issuance of the Conversion Shares, was 0.53/1.0.

     Substantially all of the Company's overseas sales are conducted through letters of credit in U.S. Dollars. As a result, the Company has minimal exposure to currency fluctuations and does not believe that it is subject to any material risk with respect thereto. The Company does, however, conduct a significant portion of its manufacturing and sales activities through Hong Kong which was returned to the People's Republic of China in July 1997. There can be no assurance that the Chinese government may not change the Hong Kong currency which, in turn, may have an effect upon the Company's utilization of U.S. Dollars based on letters of credit.

     To date, more than 98% of the Company's customers have paid for purchases through irrevocable letters of credit in order to facilitate direct shipments from overseas through the Company's Hong Kong-based manufacturing and sales agent, Lucky Yeh International Ltd. ("LYI"). Because of this high percentage of letter of credit sales, the Company has not had a need for, nor has established, a reserve for bad debts.

     Payments to suppliers are obtained through LYI which receive payment terms from suppliers and issues payment to them upon collection of the letters of credit. The Company's short-term debt consists of accrued expenses (primarily consisting of accruals for independent contractor services and royalties payable) and loans from officers and directors and investors in the 1996 Private Offering and the 1997 Bridge Offering. The Company currently has no long-term debt.

     During the period May 1994 to June 1994, the Company sold, in the 1994 Private Offering, 1,023.75 units of its securities, each unit consisting of 618 shares of Common Stock and 206 1994 Warrants. The units had a purchase price of $900 per unit. The offering was conducted under Section 4(2) of the Securities Act. The 1994 Warrants entitled the holders to purchase one share of Common Stock for an exercise price of $1.00 per share. The Company received net proceeds of approximately $813,756 from the 1994 Private Offering after payment of commissions of $90,000 and offering expenses of approximately $17,699. The Underwriter acted as placement agent in the 1994 Private Offering. As of July 15, 1997, 176,181 of the 1994 Warrants had been exercised and the remainder had expired. In June 1997 the Company received net proceeds of approximately $246,000 from the exercise of the 1994 Warrants after payment of 810,258 in commissions to the Underwriter. The registration statement of which this Prospectus forms a part includes the 256,450 1994 Shares which has been registered for resale by certain of the Selling Stockholders.

     During the period August 1996 to September 1996, the Company sold in a private offering under Section 4(2) of the Securities Act, $1,775,000 principal amount of 12% Debentures. The Company received net proceeds of approximately $1,576,000 after payment of commissions and offering expenses of approximately $199,000. The Underwriter served as placement agent in the 1996 Private Offering. The 12% Debentures contain terms by which they are automatically convertible into shares of Common Stock at a conversion price equal to 80% of the per share offering price of the Company's initial public offering. Payment of the principal amount of the 12% Debentures is due on October 31, 1997 and interest is payable on January 31, April 30 and July 31, 1997 and the maturity date. Based upon an initial public offering price of $5.50 per share, the holders of the 12% Debentures will receive 403,409 shares of Common Stock at the closing of this offering. The purchasers in the 1996 Private Offering also received one 1996 Warrant to purchase one share of Common Stock for every two shares received upon conversion of the 12% Debentures, an aggregate of 201,704 warrants. The 1996 Warrants are exercisable for three years from the date of issuance at an exercise price equal to 120% of the per share offering price of the Company's initial public offering. The registration statement of which this Prospectus forms a part includes the Conversion Shares and 1996 Warrant Shares which have been registered for resale by certain of the Selling Stockholders.

     During the period from March 1997 through April 1997, the Company sold, in a private offering under Section 4(2) of the Securities Act, $700,000 of the Company's 12% Bridge Notes. The Bridge Notes are due and payable upon the earlier of (i) October 1, 1997 or (ii) consummation of this offering. The Bridge Notes are junior unsecured obligations of the Company. Investors are also entitled to receive at the closing of this offering such number of shares of the Company's Common Stock as shall equal the principal amount of the Bridge Notes divided by the initial public offering price of the Shares. Based upon an initial offering price of $5.50 per Share, investors in the Bridge Offering will receive an aggregate of 127,272 Bridge Shares at the closing of this offering. The Company intends to use proceeds of this offering to repay all interest and principal on the Bridge Notes. The Company realized net proceeds of $630,000 from the sale of the Bridge Notes after payment of sales commissions and offering expenses of approximately $97,000. The Underwriter acted as placement agent with respect to the placement of the Bridge Notes. The registration statement of which this Prospectus forms a part includes the 127,272 Bridge Shares which have been registered for resale by certain of the Selling Stockholders.

     Upon completion of this offering, the Company will receive net proceeds of approximately $5,613,000, and intends to use the net proceeds to continue to focus upon significantly expanding to marketing and sales of its products in the United States. A significant portion of the net proceeds will be utilized to purchase inventory. In addition, the Company plans to expand its international distribution. The Company intends to develop additional distribution arrangements in order to more aggressively take advantage of growth opportunities which the Company believes exist for its products both within and outside the United States. The Company also intends to evaluate the development of additional products that offer mass market appeal and represent a strategic fit with the Company's products and sourcing and distribution methods.

     Management anticipates that the balance of the net proceeds from this public offering, together with internally generated funds from projected sale's and potential borrowing, will be sufficient to meet the Company's presently projected cash and working capital requirements for the Company's next 12 months. Pending the use of the proceeds, the Company intends to invest the net proceeds in investment grade, interest bearing securities. See "Use of Proceeds."

     The Company is currently in discussions with several banking institutions obtaining a credit line facility for working capital and letter of credit purposes. These discussions are in the early stages and there can be no assurance that a line of credit will be obtained by the Company.

EFFECTS OF INFLATION/SEASONALITY

     The Company's sales have not been adversely affected by inflation and does not believe inflation will be a material factor in its sales in the foreseeable future. The Company's purchase of component parts is likewise not effected by inflation at the present time.

     The Company's sales, albeit limited to date, have not been effected by seasonality and the Company does not believe that sales in the future will be materially affected.

EFFECTS OF SFAS 123

     In October 1995 the Financial Accounting Standards Board issued its Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). The provisions of SFAS 123 were adopted by the Company for the fiscal year ended December 31, 1996. Disclosures required by the Company's election may be found in Note 1 of Notes to Financial Statements.

                                    BUSINESS

INTRODUCTION

     The Company develops, manufactures, distributes and markets an innovative, patented design of in-line skates under the registered trademark Rollerball(R). The Rollerball(R) skate differs from traditional in-line skates (e.g. Rollerblades(R), Bauer(R), Ultra-Wheels(R), etc.) by offering the consumer a skate that has either two or four spherical-shaped wheels instead of the flat, disk-shaped wheels of traditional in-line skates, resulting in enhanced performance. Since its incorporation in 1994, the Company's efforts have been focused upon designing, engineering and developing the Radial Skateball(TM) technology into a marketable product line. Since its formation, the Company has expanded its product line to include 17 models of its in-line skates that appeal to a wide range of price and performance levels including recreational, fitness, hockey and aggressive competition. Rollerball(R) also offers related accessories including helmets, safety pads and replacement parts. To date the Company has had limited sales which have been primarily to the international market. With the proceeds of this offering, the Company intends to aggressively market and sell its products in the United States.

     Rollerball's in-line skates differ from traditional in-line skates in appearance (two or four 70 or 60mm skateballs instead of flat disk wheels) and in performance. The Company believes that its proprietary Rollerball(R) skating system is the next generation of in-line skates and the first major product innovation in in-line skating since the introduction of the original Rollerblade(R) in-line skate in the 1970's. Rollerball(R) offers in-line skates with unique patented spherical or ball shaped wheels that are slightly smaller than a tennis ball (70mm or 60mm in size) and were engineered to create support and balance when in contact with the skating surface. The spherical cross section of the Rollerball Skateball(R) assures a uniform, unchanging shape with respect to the skating surface, and the area of contact with the surface. Rollerball's design allows a skater to achieve levels of acceleration, balance and maneuverability greater than that which can be achieved by comparably priced traditional in-line skates. The Rollerball(R) skate products allow the skater to perform aggressive turning maneuvers more easily than that of any other type of inline skate. During high angle maneuvering and extreme bank angles, the Rollerball(R) skate, due to the physics of its spherical wheel design, maintains uniform traction and limits slipping and skidding which enables a skater to make sharper turns under maximum control. The Company believes that its Rollerball(R) skates will enhance the fun of in-line skating while providing a more stable, body-friendly platform which will appeal to all skaters from beginner to advanced. The Company believes these product features provide Rollerball(R) with a skate superior to any other product commercially available and will enable Rollerball(R) to compete with the major in-line skate manufacturers both in the United States and worldwide.

STRATEGY

     The Company's primary goal is to become a leading developer and marketer of in-line skates and accessories to the recreational/fitness segment through retail channels of distribution, (specialty sporting goods stores, sporting goods stores, mass merchandisers) and direct mail catalogues, as well as through direct response television (television home shopping channels/services and infomercials) throughout the world. The Company's secondary objective is to expand the distribution and sales of accessories and replacement parts and to aggressively seek out and establish licensing arrangements with third parties for the licensing of the Rollerball(R) trademarks for use in clothing, toys and entertainment categories. The attainment of this secondary goal, will, in management's opinion, support the Company's primary goal both by contributing licensing revenue to the Company, and by building consumer awareness of the Rollerball(R) brand name.

     The Company believes that a key factor in the Company's development is the continual design improvement and refinement of its products. Management expends significant time, effort and resources on the refinement of the Company's existing product line based upon its observations and research of market trends and competing products. The Company intends to continue to emphasize the unique design of its skateballs and the enhanced performance characteristics of its skates. The balance enhancement characteristics the Radial Skateball(TM) will also be emphasized by the Company to promote its products to inexperienced skaters, occasional recreational skaters, and skaters who would ordinarily not attempt in-line skating.

     The Company's strategic business plan is to:

          1) Successfully penetrate the United States retail market through increased marketing and sales efforts aimed at generating distribution with the key sporting goods and mass merchandising distributors;

          2) Continue to expand upon its current international market base by engaging additional distributors and strategically expanding into the Canada, South America and Eastern European countries;

          3) Successfully complete the development, engineering and tooling of Rollerball's next generation of skates for introduction at the 1998 trade industry shows;

          4) Provide marketing support to the expanding distribution and sales base of Rollerball(R) in-line skates and accessories by licensing the Rollerball(R) trademarks in clothing and entertainment categories.

          The Company may also consider establishing licensing arrangements with third party specialty in-line skate manufacturers and marketers; and

INDUSTRY BACKGROUND

     Roller skating first became popular in the United States in the 1930's, and the most common skate in use at that time was the traditional four wheel roller skate. Skating as an outdoor activity dramatically increased in popularity with the development of urethane wheels in the 1960's, which made skates more enjoyable for outdoor use.

     The in-line skate market was created in the 1970's with the introduction of Rollerblade(R), the current dominant manufacturer of in-line skates. In-line skates were originally sold primarily through specialty sporting goods retailers, at prices ranging from $100 up to $400, to cross-training athletes and as a summer training product for serious ice hockey players. According to the Sporting Goods Manufacturing Association ("SGMA"), in-line skating grew from an estimated 1992 wholesale volume of $290 million to a 1996 level of $1 billion (including related accessories), a growth of 3.6 times. According to the SGMA, reached $625 million in wholesale sales during 1996 and is expected to reach $700 million in wholesale sales in 1997. SGMA has reported that the sport now claims more than 20 million participants, and with respect to the number of participants, in-line skating has surpassed other sports such as baseball, tennis, bowling and downhill skiing in market size. Based on a SGMA survey, in-line skating ranks as the number one "hottest" activity, followed by roller hockey, soccer, basketball, camping/hiking, golf and snow boarding.

     The development and success of in-line skates has dramatically changed the demographics of roller skating. Boys and girls, as well as men and women, now skate in nearly equal numbers. The in-line skate has substantially replaced the four wheel skate throughout the marketplace. Management of the Company believes that roller skating, dominated now by inline skates, will continue to be a popular form of entertainment and exercise for many years to come.

     The in-line skate market is composed of four distinct and key segments with manufacturers strategically positioning their products to meet the requirements of each segment. The market segments are: (1) recreational/fitness; (2) roller hockey; (3) aggressive (stunt and extreme skating); and to a lesser extent, (4) speed skating. According to industry sales of in-line skates, the recreational/fitness segment has the most participants and also offers the widest selection of skates. Roller hockey has demonstrated strong growth in recent years primarily as a function of the increase of participants in "street" hockey and the proliferation of roller hockey leagues and teams. In 1995, the aggressive segment began to develop quickly with several major manufacturers either expanding the number of their current models or introducing new and more radical skate designs targeted at this segment.

PRODUCT DESIGN, DEVELOPMENT AND ENGINEERING

     All the design, development and engineering of the Company's skate models is performed by the Company in Southern California. The production engineering of the skates is facilitated via a combination of in-house efforts and also in association with unaffiliated third parties in both the United States and in Asia. The Company does not yet design or manufacture the skate boots, which it purchases from third party vendors in Thailand, Taiwan and the People's Republic of China. The selection of the style, materials and quality of the boots and liners for each model is, however, under the strict supervision of the Company's management.

     The Company believes that the major performance advantages of the patented Rollerball(R) skates over the competition's standard three, four or five wheel in-line skates are enhanced stability, balance and control, combined with special acceleration and maneuverability features. The enhanced features result from the unique physical design of the Rollerball(R) wheels, trade-named Radial Skateballs(TM). The standard in-line skate is able to achieve high speed in straight line skating, but requires a substantial adjustment in speed on curves to avoid accidents caused by the loss of wheel traction at extreme excursion angles, resulting in skidding and falling. Rollerball(R) skates are not only able to accelerate quickly and achieve high speed in a straight line; but, because of the extended range of contact area available, Rollerball Radial Skateballs(TM) allow the skater to maintain greater velocity on curves with a reduced risk of losing control. Providing up to 300% more usable riding surface area than a typical inline skate wheel, the spherical-shaped wheels are specifically designed to provide high levels of balance and stability when contacting the skating surface, even at combined lean angles 40 degrees greater than the typical inline wheel. This greater lean angle capability provides the skater with maximum maneuverability since the skater can approach curves with a high degree of excursion -- almost a 45 degree angle -- which enables the skater to maintain velocity and execute difficult acrobatic stunts. Because of the Rollerball(R) skates' enhancements in acceleration, balance and maneuverability, the Company believes it will appeal to all skaters, no matter what degree of skill they possess -- from beginner to advanced skater.

                                    graphic

     The chart appearing above is entitled "Dynamics of Rollerball Radial Skateballs" and depicts the dynamics of the Rollerball(R) Radial Skateball compared to typical inline skate wheels.

     Safety testing of the Company's products is performed by the Company, by independent testing laboratories and by the Company's third party manufacturers. All of the Company's products meet United States, Canadian and European safety regulations. The Company's third-party manufacturers are chosen for their ability to produce quality products based on the company's standards, and these manufacturers are required to monitor quality assurance.

     Although there have been only limited product sales to date, the Company has not experienced any significant product returns or complaints based upon the design, performance or quality of its products.

PRODUCTS

     The Rollerball(R) product line is designed to facilitate a strategic four tier marketing approach with models specifically created to fill the retailers' needs, ranging from mass merchandiser to high level specialty stores, and to satisfy end consumers' performance criteria, from beginning skaters to advanced.

     The skates are produced with either two or four Radial Skateballs(TM). The Radial Skateballs(TM) currently are manufactured in 2 size ranges and types: type 1-70MM diameter injection molded B.A.S.F. Elastollan(TM) TPU (thermo poly urethane) over a nylon core, and type 2-60MM diameter cold-cast urethane over polyurethane cores. The Company's 14 different models are differentiated by the number of Radial Skateballs(TM) (2 or 4), appearance and style, quality of bearings, and materials for the chassis and boots.

The four RollerBall(R) skate product groups are:

     RB(R) -- six models of 2-70mm ball skates priced to retail from $79 to $109;

     GFX(4)(R)/CARBON -- five models of 4-60mm ball skates with high-glass-content, carbon enhanced nylon chassis and ABEC-1 bearings and priced to retail from $129 to $179;

     G-FORCE (R) ALLOY -- four models of 4-60mm ball skates with 6000 series aircraft quality aluminum chassis and ABEC-3 bearings and priced to retail from $189 to $259; and

     AGGRESSIVE -- two models of 4-60mm ball skates aimed at the aggressive skate market with either high-glass content, carbon enhanced nylon chassis and ABEC-3 bearings or the 6000 series aircraft-quality aluminum chassis and ABEC-5 bearings, and priced to retail from $259 to $340.

MANUFACTURING AND ASSEMBLY

     The Company's current product lines and component parts are manufactured for the Company by unaffiliated third party vendors located in the United States, Taiwan, Hong Kong, the People's Republic of China and Thailand. The skates are composed of three subassemblies: (i) the boot assembly (boot shell, liner and laces or buckles); (ii) the chassis (which is attached to the bottom of the boot); and (iii) the wheel assembly (the skateball, bearings and required axles and hardware for mounting the wheels to the chassis). The assembly of all two-ball skate models occurs in the People's Republic of China and Thailand. Accessories are assembled in the People's Republic of China, Taiwan and/or Thailand. All final assembly for four-ball skates is conducted in either Thailand or Southern California. The graphic design of all packaging is controlled by the Company in California and the printing of the packaging is performed in Hong Kong, the People's Republic of China, Taiwan or in the United States. The Company owns all the mold, dies and other tooling associated with manufacturing the chassis (skate trucks), the skateballs (wheels), safety brakes and wheel hardware components.

     With the proceeds of this offering, the Company intends to design, engineer and tool several coat designs for its four ball skate product lines. The Company believes that this will result in less dependence upon third party manufacturers. Additionally, the Company will explore moving the manufacturer of more component parts to Mexico, Canada or the United States and may use proceeds of this offering to develop relationships with manufacturers in such locations.

     After assembly, the products are shipped to various FOB ("free on board") points: Hong Kong, Bangkok and/or the Company's Los Angeles warehouse. If the products are sold on an FOB Hong Kong, letter of credit basis, the merchandise for the specific customer is delivered to the customer's consolidator in Hong Kong. If the goods are to be shipped to the United States, the Company's Hong Kong agent assumes responsibility for all freight forwarding and traffic to the United States.

     The Company has entered into an agency agreement with LYI pursuant to which LYI acts as the Company's agent for purchasing from their known suppliers located in Hong Kong, the People's Republic of China and Taiwan. LYI also has been retained, on a non-exclusive basis, as a sales representative for sales outside of America and Japan. For its services, the Company pays LYI a fee of 12% of the factory cost of the products and a sales commission ranging from 3% to 8% of net sales. The agreement with LYI is terminable by either party on 90 days prior written notice.

     The Company has entered into an oral sourcing agreement with PCL International, Inc. ("PCL") located in Minnesota, pursuant to which to which PCL acts as the Company's agent for purchasing from skate component manufacturers in Taiwan and Thailand. For its services, the Company pays PCL a fee of 3% to 6%

(based upon the annual purchasing amounts) of the factory cost of the products. The Company is negotiating a definitive agreement with PCL. There can be no assurance that the Company will be successful in these efforts.

     The Company believes that there are alternative third parties available to assist it in its sourcing in Asia and elsewhere in the world in the event that the PCL and/or LYI arrangements are terminated.

SALES AND MARKETING

     The Company's primary focus to date has been on designing and developing its product line with only limited efforts on marketing and sales. Primarily all of the Company's sales of two-ball skates to date have been in the international market. The Company has not sold its four-ball skates. The Company currently sells its products through an international network of independent distributors and agents, and in certain cases, directly by senior management to the buyers and buying groups of certain retail accounts in 22 foreign countries. To date the Company has had approximately $2,800,000 of sales of its two ball skates to the Home Shopping Network ("HSN") which sale efforts are made directly with the HSN buying group in St. Petersburg, Florida by the Company's senior management. Other sales to the United States market, which to date have been limited, are made through a national network of independent sales representative groups who sell through direct contact with buyers and retail accounts, and work under the management of the Company. These sales representative groups are paid on a standard, commission-only basis.

     The Company intends to market its products primarily in retail sporting goods chains, specialty sporting goods shops, mass and hyper-market merchandisers and through HSN in the United States. The Company's four-ball skate models will be distributed almost exclusively through retail sporting good chains and speciality sporting goods shops. Sales of the two-ball lines have been made to catalog houses in France, Germany and the United Kingdom. The Company has been advised that its two-ball models will appear in the J.C. Penny 1997 holiday catalog. The Company's marketing strategy emphasizes the unique design of the Rollerball(R) skate, as well as its superior performance features which enable the skater to have increased control, balance, maneuverability with a strong price to value relationship. The Company also believes its product line affords retailers competitive profit margins which the Company uses to promote its products to retail merchandisers.

     Rollerball(R) intends to offer retailers an integrated point of sale package comprised of product displays, in-store identification, sales information and a complete range of accessories and replacement parts, from helmets, pads and guards to wheels, bearings, hardware sets and full replacement chassis assemblies. The Company will also provide to the trade educational and technical support as well as teaching clinics on how to sell the Rollerball(R) product line. For consumers, the Company intends to offer promotional programs providing skating instruction on techniques while reinforcing the advantages offered by Rollerball(R) products.

     The Company advertises and promotes its in-line skates through various marketing methods customary to the trade. Rollerball(R) participates in all major national and international trade shows and exhibitions, and provides in-store merchandising videos, trade and consumer advertising, and in-line skating promotions. The Company has formed its own "Team Rollerball(R)", a group of professional skaters who demonstrate the product advantages of Rollerball(R) skates as well as promoting the sport of in-line skating. Team Rollerball(R) has held exhibitions throughout the world and several members of the team are seen regularly on HSN in its advertising and sales activities. With the proceeds of this offering, all of these efforts will be significantly expanded after this offering. See "Use of Proceeds."

     The Company's sales and marketing materials, including product positioning and demonstration videos, have been translated from English into Arabic, French, German, Italian, Spanish, Portuguese and Japanese to facilitate the presentation of the Company's product lines to international buyers, buying groups, and enhance public relations and in-store presentations.

PATENTS AND TRADEMARKS

     The Company has devoted considerable effort to protecting its Rollerball(R) patents and trademarks throughout key world markets. The Company received United States utility Patent (No. 5,590,890) on

January 7, 1997 covering the core technology for its Radial Skateball(TM) skates. The Company has also filed numerous other utility and design patent applications, additions and continuations of previous applications and applications to allow future filings in those countries involved in the international patents protection treaties, and individual applications to extend coverage of the U.S. patent in Europe, Canada, Japan and Korea. The "Rollerball(R)" brand name is a registered trademark in the United States, Canada and several other countries with trademark applications under review in other markets and the new European Union registrations for countries not already covered by the current registrations. The Rollerball(R) trademark cannot be registered in the People's Republic of China, Taiwan, Sweden and Argentina due to conflicting marks and has also been opposed in Chile. The Company has also registered the Rollerball(R) name in other market/business segments such as clothing, toys and entertainment (cd-rom, comic books, video & broadcast television). The Company has obtained a 3-D trademark in Germany to cover the German market and has applied to extend this coverage to include all of the European Union countries and in Mexico. This type of trademark protection extends to the overall "shape" and "look" of the product(s) covered by the application.

     The Company believes that by initiating this legal protection in product categories other than skates and accessories, it is building a strong marketing tool that can be exploited through licensing arrangements or internal developments. There can be no assurance that any application by the Company to register any additional trade names and trademarks used by the Company will be approved and/or that the right to the use of any such trademarks outside of their respective current areas of usage will not be claimed by others. There can be no assurance as to the extent of the protection that the Company will obtain as a result of having such trademarks registered or that the Company will be able to afford the expenses of any complex litigation which may be necessary to enforce its trademark or license rights. Failure of the Company to successfully enforce license and trademark rights may have a material adverse impact on the Company's business.

ROYALTY AGREEMENTS

     The Company has certain contractual commitments to pay royalties to two individuals who had assisted the Company in obtaining its Radial Skateball(TM) technology. Under the current agreements, the Company has agreed to pay Messrs. Giuseppe Consarino and Steve Kimmel each a royalty of 1% of net sales, except sales based on a letter of credit, and .6% of net sales based on a letter of credit. Mr. Consarino's royalty payment can not exceed a maximum of $350,000 in any fiscal year. Mr. Forcelledo, the Company's Chairman, President and Chief Executive Officer, has had a royalty agreement with the Company which provides for a 3% royalty on net sales which royalty Mr. Forcelledo has agreed to terminate in full effective upon closing of this offering. Mr. Franco Rosso, the originator of the Radial Skateball, is paid a royalty of 2.5% of the cost of goods sold, after certain deductions. The agreements require the royalties to be paid in perpetuity. The terms of the agreements with Mr. Consarino and Mr. Kimmel provide that their royalty payments may be reduced pro rata to any reduction in royalty payments agreed to by the other party. Mr. Kimmel has agreed to reduce his royalty payment by 50%. The Company intends to reduce Mr. Consarino's royalty payment by a similar amount. Although the Company believes that it has the right to unilaterally reduce the amount of Mr. Consarino's royalty fee, there can be no assurance that Mr. Consarino will not instigate litigation against the Company. Investors should consider the effects of the Consarino, Kimmel and Rosso royalty agreements on the Company's income in the future.

COMPETITION

     The market for the Company's products is highly competitive and the Company anticipates competition to continue to be intense in the foreseeable future. This competition is direct (i.e., companies that make similar products) and indirect (i.e., companies that participate in the sporting goods and accessories market, but are not direct competitors of the Company). The Company competes with major in-line skate manufacturers such as Rollerblade(R), Ultra Wheels(R) Sports, Roller Derby(R), Variflex(R), California Pro(R) and K2(R). Most of the Company's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources, and broader name recognition than the Company.

     The Company intends to compete in the in-line skate market by offering a unique skate design that provides superior performance. The Company believes that Rollerball's enhanced capacity for acceleration, balance and maneuverability, will increase the fun of in-line skating while providing a more stable, body-friendly platform appealing to all skaters from the beginner to advanced.

GOVERNMENT REGULATION

     Certain of the Company's products are subject to regulation by the Federal CPSC, and may therefore be subject to recall requested by the CPSC. In addition, the Company may be required to change or modify its current or future products in order to comply with the CPSC's rules or other rules and regulations related to the safety of its products or any future rules or regulations. In the event the Company is required to modify or change its products, it may incur substantial additional costs related to design and manufacture, and may incur significant down-time in being able to produce inventory for sale, all of which could have a material adverse effect upon the Company. The Company is not aware of any current proceeding by the CPSC which would result in the recall of the Company's products. A recall of the Company's products could result in significant expenses to the Company. There can be no assurance that the Company will have the necessary funds available to it to conduct any recall or that if conducted, it will have funds available for its continued operation.

FACILITIES

     The Company has entered into one year lease agreements for its principal offices and leases approximately 3,500 square feet for the Company's headquarters in Los Angeles, California at an aggregate monthly rental of $5,750 per month. The current agreement terminates in October 1997. The Company also leases warehouse and assembly space at a separate location in Los Angeles, California. The warehouse and assembly space constitutes approximately 8,000 square feet and has a rental expense of approximately $3,900 per month. The Company will consider, as its requirements dictate, moving to new executive and administrative offices after the conclusion of this offering and also intends to secure additional warehouse space. Although these new facilities have not been identified as of the date hereof, the Company believes that suitable facilities at reasonable rentals will be available.

EMPLOYEES

     To date, the Company has operated with a limited full time staff and has outsourced its manufacturing, assembly and distribution requirements. This business strategy enabled the Company to maintain a low overhead and conserve capital. After the conclusion of this offering, the Company intends to establish a larger full time staff of administrative and technical personnel. At the present time, the Company has six full-time employees, inclusive of Mr. Forcelledo.

LEGAL PROCEEDINGS

     The Company is not presently a party to any litigation, nor does it have knowledge of any threatened or pending litigation.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below is information concerning the current officers and directors and prospective directors of the Company. The Company expects that the additional directors, both of whom are identified in the table below, and neither of whom are or will be employees of the Company, will be elected to the Board of Directors upon consummation of the offering.

     The executive officers and directors of the Company are as follows:

                    NAME                   AGE                    OFFICE
    -------------------------------------  ---     -------------------------------------
    Jack Forcelledo......................  54      Chairman of the Board, Chief
                                                   Executive Officer, President, Chief
                                                     Financial Officer and Director
    Arthur Dale Baker....................  43      Vice President, Design and
                                                   Development
    James T. Hartnett....................  37      Vice President, Administration
    Elizabeth Forcelledo.................  52      Director
    John T. Botti........................  33      Director (nominee)
    Michael Katz.........................  54      Director (nominee)

     Jack Forcelledo is the founder of Rollerball(R) International Inc., and has been Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company since its inception. Mr. Forcelledo has more than twenty-eight years of management experience in both domestic and international consumer products with Fortune 500 companies and entrepreneurial ventures. From 1981 to 1988, he was President of Matchbox International and Vice Chairman of the Board of Universal Matchbox (Toys) Group, Ltd., a New York Stock Exchange traded company. From 1969 to 1981, Mr. Forcelledo served in various marketing capacities with Mattel Toys, Ralston Purina and Keebler Foods and was responsible for the management, development and marketing of several internationally recognized products including breakfast cereals, pet foods, snack/cracker, toy products. Mr. Forcelledo holds Bachelor of Arts, Bachelor of Journalism and a Masters of Arts degrees from the University of Missouri.

     Arthur Dale Baker has served as the Company's Chief Design and Engineering officer since its inception. From June 1991 to March 1994 Mr. Baker was the owner and President of Arthur Baker Design, a private design firm. Mr. Baker has over twenty years of experience in industrial design and engineering, specializing in transportation products automotive products and sporting goods such as skates, surfboards, boogie boards and skateboards. From May 1989 to June 1991, he was Director of Design and Engineering for Senter Engineering. Mr. Baker holds a Bachelor of Fine Arts and Master of Arts degrees from the University of Tulsa and is a graduate of the Art Center College of Design in Pasadena, California.

     James T. Hartnett has been employed by the Company as a planning and financial consultant since its inception and he served as the Company's Vice President, Administrative Officer since March 1997. From 1988 to the present, Mr. Hartnett has been the owner and president of Norstar Consulting Services. Prior to such time, from 1981 through 1985, Mr. Hartnett was employed as a senior consultant at Price Waterhouse. From 1986 through 1988, Mr. Hartnett was employed as the Director of Finance at The Coulter Group. Mr. Hartnett is a graduate of the University of Notre Dame where he received Bachelor of Arts and the University of Southern California with an Master of Business Administration degree.

     Elizabeth Forcelledo has been a director of the Company since its inception. From 1981 to 1985, she served as Vice President of Program Development for the ABC Television Network owned and operated television stations. From 1986 to 1988 Mrs. Forcelledo was a creative consultant to the ABC Television Network and the Lifetime Network. She has more than twenty-six years of experience in producing, creating, writing, and consulting for various TV talk/information programs including Live with Regis and Kathy Lee, AM Los Angeles, the Entertainment Tonight Pilot, AM New York, and The Vidal Sassoon Show. Ms. Forcelledo attended Notre Dame College and St. Louis University.

     John T. Botti, director designee, has served as President, Chief Executive Officer and Director of Bitwise Designs, Inc., a Nasdaq SmallCap listed company, since its formation in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute ("RPI") with a B.S. degree in electrical engineering in 1994 with a concentration in computer systems design and in 1996 earned a Master of Business Administration degree from RPI.

     Michael Katz, director designee, is an executive consultant to the interactive software and multi-media industry and has been President of Michael Katz and Associates since 1994. Mr. Katz has been on the Board of Directors of TimeSink Inc. since 1996. Since 1996 Mr. Katz has been the Non-Executive Chairman of the Board of Entertainment On-line US, the United States division of a United Kingdom on-line game network company. From 1989 to 1990 Mr. Katz was President of Sega of America. From 1985 through 1989 Mr. Katz was President of the video game division of Atari, Inc. From 1979 through 1983 Mr. Katz was a vice president of marketing at Coleco Industries. Mr. Katz was marketing director of new product categories at Mattel Toys from 1975 to 1979. Mr. Katz holds a Bachelor of Arts from Cornell University and a Masters of Business Administration from Columbia University.

     The director designees will be appointed to the Board of Directors on or about the Effective Date.

     The number of directors comprising the entire Board of Directors is such number as determined in accordance with the By-Laws of the Company. The Company's By-Laws provide that the number of directors shall be not less than three nor more than eleven. Prior to the Effective Date, the Company's Amended and Restated Certificate of Incorporation will provide the Company with a classified or "staggered" Board of Directors. The classified or "staggered" Board of Directors will be comprised of three classes of directors elected for initial terms expiring at the year 1998, 1999 and 2000 annual meetings of stockholders. Thereafter, each class will be elected for a term of three years. By reason of the classified Board of Directors, one class of the Board comes up for re-election each year. Any further amendment to the Company's Certificate of Incorporation affecting the classified Board may only be adopted upon the affirmative vote of not less than 75% of the issued and outstanding shares entitled to vote thereon. Officers serve at the discretion of the Board of Directors of the Company. There are no family relationships among any of the officers or directors except Elizabeth Forcelledo is the wife of Jack Forcelledo.

     Upon the Effective Date, the Board of Directors will be comprised of four persons. Mr. Forcelledo will serve as the Class 1 Director to serve for a term of three years until the 2000 annual meeting of stockholders; Mr. Botti and Mrs. Forcelledo will serve as Class 2 Directors to serve for a term of two years until the 1999 annual meeting of stockholders; and Mr. Katz will be elected as the sole Class 3 Director to serve for a term of one year until the Company's 1998 annual meeting of stockholders. Thereafter, each class of directors standing for re-election shall be elected for a term of three years.

SIGNIFICANT EMPLOYEES

     Glenn Cook, 40. Mr. Cook has been employed as director of specialty sales since January 1997 and was a sales consultant to the Company from July 1996. From 1995 to 1997 Mr. Cook was employed as Vice President of Sales at U.S. Print & Pops, a specialty retailer. From 1984 to 1992, he was founder and President of Sundance Sports, Inc. From 1986 to 1994 Mr. Cook owned and served as President of Cassidy Advertising Agency which specialized in event advertising for the sporting goods market.

     Joe P. Maye has been director of international and domestic operations, inclusive of distribution, warehousing and logistics since July, 1996. Mr. Maye has a Bachelor of Arts degree from the Tuskegee Institute.

EXECUTIVE COMPENSATION

  Summary of Cash and Certain Other Compensation

     The following provides certain information concerning all Plan and Non-Plan compensation awarded to, or paid by the Company during the years ended December 31, 1996, 1995 and 1994 for Mr. Jack Forcelledo, the sole executive officer during such periods. No other officer of director received compensations equal to or in excess of $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                             AWARDS
                                                                                    -------------------------
                                                                                                     NO. OF
                                                                                                   SECURITIES
                                           ANNUAL COMPENSATION                      RESTRICTED     UNDERLYING
                                FISCAL     -------------------     OTHER ANNUAL       STOCK         OPTIONS/
 NAME AND PRINCIPAL POSITION     YEAR      SALARY(1)     BONUS     COMPENSATION      AWARD(S)       GRANTED
------------------------------  ------     ---------     -----     ------------     ----------     ----------
Jack Forcelledo Chairman,.....   1996      $ 100,000      $ 0        $ 88,448(2)         0              0
  President and Chief            1995      $ 100,000      $ 0        $ 73,041(2)         0              0
  Executive Officer              1994      $      --      $ 0        $     --            0              0

---------------
(1) Represents accrued and unpaid salary. Upon closing of this offering, Mr. Forcelledo will be paid $150,000 of the accrued salary. At March 31, 1997, Mr. Forcelledo was owed approximately $173,000 in accrued salary. The remaining accrued amount will be paid by the Company as the Board of Directors of the Company will determine in light of the financial condition of the Company.

(2) Reflects royalty payments under Mr. Forcelledo's royalty agreement which has been terminated as of January 1, 1997.

STOCK OPTIONS

     No stock options were granted during the last fiscal year to Mr. Forcelledo, the named executive officer of the Company.

                        AGGREGATED OPTION/SAR EXERCISES

     The following table contains information with respect to the named executive officer concerning options held as of the fiscal year ended December 31, 1996.

                                                                                           VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                SHARES                          OPTIONS AS OF                AT DECEMBER 31,
                             ACQUIRED ON       VALUE          DECEMBER 31, 1996                  1996(1)
           NAME                EXERCISE      REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
---------------------------  ------------    ---------    --------------------------    --------------------------
Jack Forcelledo............       0              0               74,745/0(2)                 411,100/411,100

---------------
(1) Assuming a market value of $5.50 per share.

(2) The options were granted in April 1994. The five year options have an exercise price of $2.00 per share. See "Employment Agreements." Does not include options to purchase 300,000 shares granted in 1997 pursuant to Mr. Forcelledo's employment agreement which was entered into effective January 1, 1997.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any fee in addition to their regular salary for serving on the Board of Directors. Non-employee directors will not receive cash renumeration but will be eligible to participate in the Director Plan. Non-employee directors upon consummation of this offering will receive options to purchase 10,000 shares exercisable at the initial offering price of the Shares. Additionally, on the anniversary date of their service, each non-employee director will receive an additional 10,000 options with an exercise price at the then current market price of the Common Stock. Directors will be reimbursed for travel expenses for attendance at any meeting of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     As of the closing of this offering, the Board of Directors will establish an Audit Committee, comprised of the two independent directors Messrs. Botti and Katz. It is anticipated that the Audit Committee will be responsible for reviewing the Company's internal accounting practices as well as the scope of the work performed by the Company's independent auditors, including implementation of any recommendations made by the Company's independent auditors.

     The Board of Directors shall also establish a compensation committee ("Compensation Committee") consisting of Messrs. Forcelledo, Botti and Katz. The Compensation Committee will be responsible for the negotiation, review and approval of the compensation of senior executives of the Company. The Compensation Committee will also be responsible for administration of the 1994 Employee Plan and the Director Plan.

EMPLOYMENT AGREEMENTS

     The Company has entered into a four-year employment agreement with Jack Forcelledo commencing January 1, 1997, which will expire in December 31, 2000 pursuant to which Mr. Forcelledo shall serve as Chairman, President, Chief Executive Officer and Chief Financial Officer. Pursuant to the terms of the agreement, Mr. Forcelledo will receive a base salary of $160,000 for fiscal year 1997 with annual increases up to a base salary of $235,000 in year 2000. Mr. Forcelledo is entitled to bonus payments commencing in fiscal year 1998. In the event the Company has net income after taxes of $750,000 during fiscal 1998, Mr. Forcelledo will be entitled to a bonus of 7% of net income plus 10% of any amount above $750,000. In the event the Company has net income after taxes of $1,650,000 during fiscal 1999, Mr. Forcelledo will be entitled to a bonus of 7% of net income plus 10% of any amount above $1,650,000. In the event the Company has net income after taxes of $2,400,000 during fiscal 2000, Mr. Forcelledo will be entitled to a bonus of 7% of the net income plus 10% of any amount above $2,400,000.

     Mr. Forcelledo will also receive five year incentive stock options to purchase 300,000 shares vesting in increments of 75,000 shares per year commencing on the date of this Prospectus. In the event of Mr. Forcelledo's death or disability which prevents him from performing his duties, all unvested options shall immediately vest. The options will have an exercise price equal to the offering price of the Shares and be granted under the Company's 1994 Employee Plan.

     Pursuant to the terms of his employment agreement, Mr. Forcelledo terminated certain royalty rights which he was granted in connection with the transfer of the Radial Skateball technology to the Company. The technology which was transferred resulted in the Company's now patented technology. Under the terminated royalty agreement, Mr. Forcelledo was entitled to payments equal to 3% of net sales.

     In addition, Mr. Forcelledo is provided with the Company's standard health and other benefits and a policy of life insurance in the amount of $500,000 payable to a beneficiary to be named by Mr. Forcelledo. He also receives an automobile allowance of $500 per month and reimbursement for expenses incurred on behalf of the Corporation and in connection with the performance of his duties. Additionally, Mr. Forcelledo will receive a one-time payment of $150,000 out of the proceeds of the offering which represents partial payment of $300,000 of accrued salary prior June 30, 1997. The $300,000 amount has been reduced by advances paid against royalty payments due so that the amount due Mr. Forcelledo as of March 31, 1997 was $173,000. Mr. Forcelledo will receive the remainder of the accrued salary during the term of the employment agreement as the Company's business and income allow and subject to the consent of the Board of Directors.

     The agreement also contains certain provisions regarding severance payments to Mr. Forcelledo in the event of the termination of his employment prior to the expiration of the term for (i) a "Change in Control" or (ii) termination without "cause" or (iii) in the event that the Company declines to offer Mr. Forcelledo a new employment agreement upon terms at least equal to the expired agreement at the end of his employment term. A "Change of Control" is defined to mean any of the following events: (a) the acquisition by a person of voting stock of the Company equal to or in excess of 50.1% of the issued and outstanding voting stock of the Company; (b) a change in the Constitution of a majority of the Board of Directors in place as of the date of this Prospectus or
(c) the stockholders approve a merger or consolidation of the Company which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50.1% of the combined voting power of the Company's voting securities. Upon the occurrences of any of the following, Mr. Forcelledo will be entitled to receive a lump sum severance payment equal to three times the annual salary for the previous year. Mr. Forcelledo may be terminated "for cause" which includes theft or fraud and certain other acts and in such event, in which event he will not be entitled to any severance payment.

STOCK OPTION PLANS

  1994 Employee Plan

     In September 1994, the Company adopted the 1994 Employee Plan. The 1994 Employee Plan provides for the grant of options to purchase up to 750,000 shares of the Company's Common Stock. Under the terms of the 1994 Employee Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify ("NSOs"). As of March 31, 1997, the Company had reserved 283,044 shares for outstanding options under the 1994 Employee Plan.

     The 1994 Employee Plan is administered by the Compensation Committee which has the discretion to determine the eligible employees to whom options will be granted, the exercise period, exercise price and vesting schedule of each option, the number of shares subject to each option, and whether an option will be an ISOs or NSOs. The Compensation Committee shall have full authority to interpret the Plan and to establish and amend rules and regulations relating thereto. The Compensation Committee, as the case may be, may also, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

     Under the 1994 Employee Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 1994 Employee Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of NSOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The "fair market value" of a share of Common Stock will be (i) the closing price if the Common Stock is traded on a national securities exchange, or (ii) the closing Nasdaq SmallCap Market bid price, or (iii) if the Company's Common Stock is not quoted on the Nasdaq SmallCap Market, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or (iv) if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.

     Unless sooner terminated, the Plan will expire in September 2004.

  Director Plan

     In July 1997, the Board of Directors adopted the Director Plan which will be approved by a majority of the Company's stockholders prior to the Effective Date. The Director Plan provides for issuance of a maximum of 100,000 shares of Common Stock upon the exercise of stock options granted under the Director Plan. Options may be granted under the Director Plan until July 2007 to (i) non-executive directors as defined (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries and (iii) consultants. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 10,000 shares, upon joining the Board of Directors, and on each October 1st thereafter, provided such person has served as a director for the 12 months immediately prior to such October 1st. Similarly, each eligible member of an advisory board will receive, upon joining the advisory board, and on each October 1st thereafter, an option to purchase 1,000 shares of the

Company's Common Stock, providing such person has served as a member of the advisory board for the previous 12 month period. The Company has not established any advisory board and has no present plans to create any advisory board.

     The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. The "fair market value" will be the (i) the closing price of a share of Common Stock if the Common Stock is traded on a national securities exchange or (ii) the closing bid price as reported by the Nasdaq SmallCap Market, or (iii) if the Company's Common Stock is not quoted on the Nasdaq SmallCap Market, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or (iv) if the Common Stock is not listed on or quoted by any of the above by the Board of Directors acting in good faith. Until otherwise provided in the Stock Option Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of Common Stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by the Compensation Committee. The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

     No options have been granted under the Director Plan. Upon the Effective Date, each non-employee director designee will each receive options to purchase 10,000 Shares exercisable at the initial offering price. The Director Plan will expire in July 2007.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information, as of August 11, 1997 with respect to the Company's Common Stock owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, each director, the named executive officer, and all officers and directors as a group. As of August 11, 1997 there were 3,674,293 shares of Common Stock issued and outstanding.

                                                                   AMOUNT AND
                                                                   NATURE OF     PERCENTAGE   PERCENTAGE
                                              POSITION WITH        BENEFICIAL      BEFORE       AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER           COMPANY(1)         OWNERSHIP(2)    OFFERING     OFFERING
---------------------------------------  -----------------------  ------------   ----------   ----------
Jack Forcelledo(3).....................  Chairman of the Board,      2,452,346          60%          43%
                                           Chief Executive
                                           Officer and President
Elizabeth Forcelledo(3)................  Director                    2,452,346          60%          43%
John T. Botti..........................  Director (designee)                 0            0            0
Michael Katz...........................  Director (designee)                 0            0            0
All Officers and Directors as a Group
  (6 persons)(3)(4)(5).................                              2,472,346          60%          43%

---------------
(1) Unless indicated, all addresses are c/o the Company at 9255 Doheny Road, Los Angeles CA 90069.

(2) Each person listed has sole voting and investment power over the shares listed as beneficially owned unless otherwise indicated.

(3) Includes 2,028,686 shares of Common Stock owned jointly by Mr. Forcelledo and Mrs. Forcelledo and options owned by Mr. Forcelledo to acquire 423,660 shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1994, in connection with the founding of the Company, the Company issued 2,167,460 shares of Common Stock to Jack Forcelledo, the Company's Chairman of the Board and Chief Executive Officer, and Elizabeth Forcelledo, his wife; 206,100 shares of Common Stock were issued to Anthony Forcelledo, a former director of the Company and the brother of Jack Forcelledo, and 206,100 shares of Common Stock were issued to Victoria and Walter Nelson. Victoria Nelson is the sister of Elizabeth Forcelledo, a director of the Company. Mr. Anthony Forcelledo is the brother of Jack Forcelledo. The foregoing shares were issued for nominal consideration.

     In March 1995, April 1995 and March 1996 the Company received an aggregate of $148,000 principal amount loans from Jack Forcelledo, the Company's Chairman and President and his spouse, Elizabeth Forcelledo. The loans bore interest at 12% per annum. As of June 30, 1997, the loans had been repaid in full.

     The Company and Jack Forcelledo had previously entered into a royalty agreement whereby Mr. Forcelledo received a royalty equal to 3% of net sales of the Company's products; provided, however, with respect to sales generated by letter of credit, the royalty fee was 1.8%. Mr. Forcelledo has agreed to terminate his royalty agreement as of June 30, 1997.

     In 1995 the Company has received loans in the principal amount of $125,000 from Mr. Virgil Wenger, a former officer of the Company. The loans bear interest at 12% per annum and are due upon demand. The Company intends to use a portion of the proceeds from this offering to repay the loans in full. See "Use of Proceeds." In addition, Mr. Wenger received an aggregate of 31,250 five year options at an exercise price of $2.50 per share.

     The Company has received an loans from Mr. Anthony Forcelledo in the aggregate principal amount of $60,000 in the last three years. The loans bear interest at 12% per annum and are payable upon demand. The Company intends to use a portion of the proceeds from this offering to repay these loans. See "Use of Proceeds."

     Except as provided herein, the Company has not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of the Company's Common Stock.

     For information concerning employment agreements with, and compensation of, the Company's executive officers and directors, see "Management -- Employment Agreements."

                                CONCURRENT SALES

     The holders of the Selling Stockholder Shares have the right to require that these shares be included in any registration statements filed by the Company. All of the Selling Stockholder Shares are being registered under the Securities Act as part of the registration statement of which this Prospectus forms a part. All of these shares will be freely tradeable (assuming exercise of any applicable convertible security) on the date of this Prospectus. However, the Selling Stockholders have agreed, pursuant to the Lockup Agreements, not to offer, sell or transfer any Selling Stockholder Shares for a period of six months from the date hereof without the prior written consent of the Underwriter. The Underwriter may consent to the sale of any or all of such shares at any time at its discretion. No predictions can be made as to the effect, if any, that sales of Selling Stockholder Shares or the availability of such shares for sale will have on the market price of the Common Stock prevailing from time to time. Sales of the Selling Stockholder Shares or even the potential of such sales may have an adverse effect on the market price of the Common Stock. The Company will not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders although the Company will receive the exercise price of any warrant exercised.

A.  CONVERSION SHARES

                                                                                     PERCENTAGE
                                                                                         OF
                                                COMMON STOCK                        COMMON STOCK
                                                OWNED PRIOR    COMMON STOCK TO BE   OWNED AFTER
    NAME                                        TO OFFERING      OFFERED HEREBY     OFFERING(2)
    ------------------------------------------  ------------   ------------------   ------------
    Robert E. Powers..........................      5,681             5,681              *
    William Arthur Hamilton...................      5,681             5,681              *
    J. Susan Wilkinson Trust..................      5,681             5,681              *
    J. Susan Wilkonson Revocable Trust........     11,363            11,362              *
    Stephen L. Gehring........................      5,681             5,681              *
    Charles Roeske............................     22,727            22,727              *
    Orthopaedic Clinic, P.A. .................      4,545             4,545              *
    Robert B. Reuther.........................      5,681             5,681              *
    Paul E. and Dorothy L. Bushnel............      5,681             5,681              *
    Jerry Daniel..............................      9,090             9,090              *
    Aperdev Investments.......................     11,362            11,362              *
    Ting Liu..................................     22,727            22,727              *
    Cary Toner................................      5,681             5,681              *
    Larry A. Berman Prof. Sharing.............      5,681             5,681              *
    Kadfix, Inc. .............................     11,363            11,362              *
    Robert W. Roten...........................      5,681             5,681              *
    Gary Schwartz.............................     11,363            11,362              *
    William F. Broderson......................     11,363            11,362              *
    Richard A. Westphal.......................      5,681             5,681              *
    Penelope K. Riggio........................      5,681             5,681              *
    Lawrence Stumbaugh........................      5,681             5,681              *
    Stepwen, Inc..............................      5,681
    Terry K. Collier..........................      5,681

                                                                                     PERCENTAGE
                                                                                         OF
                                                COMMON STOCK                        COMMON STOCK
                                                OWNED PRIOR    COMMON STOCK TO BE   OWNED AFTER
    NAME                                        TO OFFERING      OFFERED HEREBY     OFFERING(2)
    ------------------------------------------  ------------   ------------------   ------------
    Charles Roeske............................      5,681             5,681              *
    Alan Talesnick............................      5,681             5,681              *
    Euro Pharmaceutical Dist. ................     11,363            11,363              *
    Eng-Chye Low..............................      9,090             9,090              *
    Joseph Doria..............................      5,681             5,681              *
    Xanada Associates, LLC....................     11,363            11,363              *
    Steven M. Sternberg.......................      5,681             5,681              *

B.  1996 WARRANT SHARES

                                                                                     PERCENTAGE
                                                                                         OF
                                                COMMON STOCK                        COMMON STOCK
                                                OWNED PRIOR    COMMON STOCK TO BE   OWNED AFTER
    NAME                                        TO OFFERING      OFFERED HEREBY     OFFERING(2)
    ------------------------------------------  ------------   ------------------   ------------
    Robert E. Powers..........................      2,840             2,840             *
    William Arthur Hamilton...................      2,840             2,840             *
    J. Susan Wilkinson Trust..................      2,840             2,840             *
    J. Susan Wilkonson Revocable Trust........      5,281             5,281             *
    Stephen L. Gehring........................      2,840             2,840             *
    Charles Roeske............................     11,363            11,363             *
    Orthopaedic Clinic, P.A. .................      2,272             2,272             *
    Robert B. Reuther.........................      2,840             2,840             *
    Paul E. and Dorothy L. Bushnel............      2,840             2,840             *
    Jerry Daniel..............................      4,545             4,545             *
    Aperdev Investments.......................      5,281             5,281             *
    Ting Liu..................................     11,363            11,363             *
    Cary Toner................................      2,840             2,840             *
    Larry A. Berman Prof. Sharing.............      2,840             2,840             *
    Kadfix, Inc...............................      5,281             5,281             *
    Robert W. Roten...........................      2,840             2,840             *
    Gary Schwartz.............................      5,281             5,281             *
    William F. Broderson......................      5,281             5,281             *
    Richard A. Westphal.......................      2,840             2,840             *
    Penelope K. Riggio........................      2,840             2,840             *
    Stepwen, Inc..............................      2,840             2,840             *
    Terry K. Collier..........................      2,840             2,840             *
    Charles Roeske............................      2,840             2,840             *
    Alan Talesnick............................      2,840             2,840             *
    Euro Pharmaceutical Dist. ................      5,281             5,281             *
    Eng-Chye Low..............................      4,545             4,545             *
    Joseph Doria..............................      2,840             2,840             *
    Xanada Associates, LLC....................      5,281             5,281             *
    Steven M. Sternberg.......................      2,840             2,840             *

C.  BRIDGE SHARES

                                                                                     PERCENTAGE
                                                                                         OF
                                                COMMON STOCK                        COMMON STOCK
                                                OWNED PRIOR    COMMON STOCK TO BE   OWNED AFTER
    NAME                                        TO OFFERING      OFFERED HEREBY     OFFERING(2)
    ------------------------------------------  ------------   ------------------   ------------
    Sagax Fund II Ltd. .......................     18,181            18,181             *
    James M. Fritag...........................      9,090             9,090             *
    Frank Woodward............................      9,090             9,090             *
    BG Bank...................................     18,181            18,181             *
    AIC Diversified Services, Inc. ...........      9,090             9,090             *
    Fred Meyers...............................      9,090             9,090             *
    Lawrence S. Sheets........................      9,090             9,090             *
    Highbridge Fund Ltd. .....................     18,181            18,181             *
    Russell J. Azzarello......................      9,090             9,090             *
    Ignazio Posadio...........................      9,090             9,090             *
    Melvin Yablon.............................      4,545             4,545             *
    George Casella............................      4,545             4,545             *

D.  1994 SHARES

                                                                                     PERCENTAGE
                                                                                         OF
                                                COMMON STOCK                        COMMON STOCK
                                                OWNED PRIOR    COMMON STOCK TO BE   OWNED AFTER
    NAME                                        TO OFFERING      OFFERED HEREBY     OFFERING(2)
    ------------------------------------------  ------------   ------------------   ------------
    Charles D. Mayer..........................     18,000            18,000             *
    Bruce L. Gordon...........................     18,000            18,000             *
    Steven Harter.............................      4,500             4,500             *
    Harry B. Bressler.........................     13,500            13,500             *
    Guido Iacovelli...........................      4,500             4,500             *
    Scott Winjum, O.D.........................     18,000            18,000             *
    Dr. Donald Spector........................      2,250             2,250             *
    B&C Partners..............................     18,000            18,000             *
    Sand Castle Trading L.P. .................      2,250             2,250             *
    Maverick Investment Profit Sharing Plan &
      Trust...................................     13,500            13,500             *
    Florine Atkins............................      2,250             2,250             *
    Susanne Robbins...........................      4,500             4,500             *
    Richard Rex Harris........................     18,000            18,000             *
    Pete J. Nickolopoulos.....................      4,500             4,500             *
    GMM Defined Benefit Plan..................      2,250             2,250             *
    Joan Dziekanski...........................      2,250             2,250             *
    Ralph Z. Levene, M.D......................     18,000            18,000             *
    Joseph A. Sullivan........................      4,500             4,500             *
    James A. Tagle
      Sharon L. Go-Tagle Family Trust.........      9,000             9,000             *
    Niels Lauersen............................     36,000            36,000             *
    Andrew Ege................................      1,250             1,250             *
    Thomas & Karen Finn.......................      2,250             2,250             *
    Peter F. Szabo............................      9,000             9,000             *
    BeDour Construction, Inc..................      4,500             4,500             *
    Kelly Dorris..............................      2,250             2,250             *

                                                                                     PERCENTAGE
                                                                                         OF
                                                COMMON STOCK                        COMMON STOCK
                                                OWNED PRIOR    COMMON STOCK TO BE   OWNED AFTER
    NAME                                        TO OFFERING      OFFERED HEREBY     OFFERING(2)
    ------------------------------------------  ------------   ------------------   ------------
    Rayna Ragonetti...........................      2,200             2,200             *
    Dr. Randy A. Spector......................      2,250             2,250             *
    Jerry Daniel..............................      6,500             6,500             *
    Eric L. Goldstein.........................      2,500             2,500             *
    Aperdev Investments Inc...................     10,000            10,000             *

---------------
 *  denotes less than 1%

(1) Does not include convertible securities held by the named Selling Stockholder which are included elsewhere in this table.

(2) Percentage is based upon 5,616,680 shares of Common Stock outstanding after the offering.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the capital stock of the Company is subject to the DGCL and to provisions contained in the Company's Amended and Restated Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Reference is made to such exhibits for a detailed description of the provision thereof summarized below.

     The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.10 per share. As of the date of this Prospectus, there were 3,634,293 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Prior to the Effective Date, the Company will effect a .687:1 reverse stock split of its Common Stock. All discussions in this Prospectus give effect to the reverse stock split unless otherwise stated.

COMMON STOCK

     Subject to the rights of the holders of any shares of Preferred Stock which may be issued in the future, holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of the Board of Directors. See "Preferred Stock."

     Holders of Common Stock have the right to share ratably in such dividends on shares of Common Stock as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to stockholders after the payment of all debts and other liabilities, subject to any superior rights of the holders of Preferred Stock.

     Holders of Common Stock have no pre-emptive rights. There are no conversion or redemption privileges or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock offered hereby will be, validly issued, fully paid and nonassessable. The Common Stock does not have cumulative voting rights so holders of more than 50% of the outstanding Common Stock can elect 100% of the Directors of the Company if they choose to do so, subject to the rights of holders of Preferred Stock, if any.

PREFERRED STOCK

     The Board of Directors is empowered to issue Preferred Stock from time to time in one or more series, without stockholder approval, and with respect to each series to determine (subject to limitations prescribed by law) (1) the number of shares constituting such series, (2) the dividend rate on the shares of each series, whether such dividends shall be cumulative and the relation of such dividends to the dividends payable on any other class of stock, (3) whether the shares of each series shall be redeemable and the terms of any redemption thereof, (4) whether the shares shall be convertible into Common Stock or other securities and the terms of any conversion privileges, (5) the amount per share payable on each series or other rights of holders of such shares on liquidation or dissolution of the Company, (6) the voting rights, if any, for shares of each series, (7) the provision of a sinking fund, if any, for each series, and (8) generally any other rights and privileges not in conflict with the Certificate of Incorporation for each series and any qualifications, limitations or restrictions thereof. The Company currently has no plans to issue any Preferred Stock.

CERTAIN CHARTER, BY-LAW AND STATUTORY PROVISIONS

     The Company's Amended and Restated Certificate of Incorporation contains certain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. The Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes as nearly equal in size as practicable. Each class will hold office until the third annual meeting for election of directors following the election of such class; provided, however, that the initial terms of the directors in the first, second and third classes of the Board of Directors will expire in 1998, 1999 and 2000, respectively. The Company's Amended and Restated Certificate of Incorporation provides that no director may be removed except for cause and by the vote of not less than 75% of the total outstanding voting power of the securities of the Company which are then entitled to vote in the election of directors. The Amended and Restated Certificate of Incorporation permits the Board of Directors to create new directorships and the Company's By-laws permit the Board of Directors to elect new directors to serve the full terms of the class of directors in which the new directorship was created. The Bylaws also provide that the Board of Directors (or its remaining members, even if less than a quorum) is empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. A vote of not less than 75% of the total outstanding voting power of the securities of the Company which are then entitled to vote in the election of directors is required to amend the foregoing provisions of the Amended and Restated Certificate of Incorporation.

CERTAIN PROVISIONS OF DELAWARE LAW

     Certain provisions in the Amended and Restated Certificate of Incorporation, the Bylaws and the DGCL could have the effect of delaying, deferring or preventing changes in control of the Company.

     The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person became an interested stockholder unless: (i) before that person became an interested stockholder, the Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or following the date on which that person became an interested stockholder, the business combination is approved by the Company's Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least
66 2/3% of the outstanding voting stock of the Company not owned by the interested stockholder.

     Under Section 203 of the DGCL, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors (but not less than one) who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Eighth of the Company's Amended and Restated Certificate of Incorporation provides that, to the full extent permitted by the DGCL, directors shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders.

     The Amended and Restated Certificate of Incorporation and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

     The Company will apply for directors' and officers' liability insurance which is intended to provide the Company's Directors and officers protection from personal liability in addition to the protection provided by the Company's Amended and Restated Certificate of Incorporation and By-laws as described above. There can be no assurance that the Company will be able to retain such insurance.

TRANSFER AGENT

     The transfer agent for the Company's Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

STOCKHOLDER REPORTS

     The Company will distribute annual reports to its stockholders, which will include financial statements audited and reported on by independent accountants, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of the Company's operations.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, there will be 5,616,680 shares of Common Stock outstanding, of which the 1,250,000 Shares sold pursuant to this offering, assuming the over-allotment option is not exercised, will be tradable without restriction by persons other than "affiliates" of the Company. In addition, 1,415,685 shares of Common Stock previously issued are owned by non-affiliates of the Company, have been held more than two years and will be freely tradable, subject to the Lock-Up Agreements referred to below. All of the Selling Stockholder Shares held by the Selling Stockholders and registered hereby, will be freely tradable as long as the prospectus covering such sales remains current and effective, subject to the Lock-up Agreements. The remaining shares of issued and outstanding Common Stock will be "restricted" securities within the meaning of the Securities Act, and may not be sold in the absence of registration under the Securities Act or an exemption therefrom, including the exemptions contained in Rule 144 under the Securities Act. Without regard to the Lock-up Agreements with the Underwriter, referred to below, such shares will become available for sale under Rule 144 at various times commencing 90 days from the date of the Prospectus. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing. The Lock-Up Agreements will remain in effect for six months for the Selling Stockholders under which they will agree not to sell or otherwise dispose of any of their shares of Common Stock or other securities of the Company (other than pursuant to private transfers in connection with which the transferees agree to be bound by the same "lock-up" provision). The officers and directors of the Company have agreed to a lock-up period of 18 months with respect to all securities of the Company held by them; provided, however, commencing one year after the Effective Date, the officers and directors will be allowed to sell such number of shares of Common Stock as they would be able to sell under Commission Rule 144 if the Company's Common Stock has a market price of at least 120% of the public offering price. See "Underwriting" and "Shares Eligible for Future Sale."

                                  UNDERWRITING

     Auerbach, Pollak & Richardson, Inc. (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company, and the Company has agreed to sell to such Underwriter, an aggregate of 1,250,000 Shares.

     The Underwriter is committed on a "firm commitment" basis to purchase and pay for all of the Shares offered hereby (other than shares offered pursuant to the over-allotment option) if any Shares are purchased. The Shares are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.

     The Underwriter has advised the Company that the Underwriter proposes to offer the Shares to the public at the public offering price set forth on the cover page of this Prospectus and the Underwriter may allow to certain dealers
who are members of the NASD concessions, not in excess of $.     per share, of
which not in excess of $     per share may be reallowed to other dealers who are
members of the NASD. After the commencement of the offering, the public offering price, the concessions, and reallowance may be changed by the Underwriter. The Underwriter has informed the Company that it does not expect any sales of the Shares offered hereby to be made to discretionary accounts of the Underwriter.

     The Company has granted an option to the Underwriter, exercisable during the 45 day period commencing on the date of this Prospectus, to purchase up to an aggregate of 187,500 additional Shares at the public offering price, less the underwriting discounts and commissions. The Underwriter may exercise this option in whole or, from time to time, in part solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Shares offered hereby. To the extent that the Underwriter exercises such option, the Underwriter will have a firm commitment, subject to certain conditions, to purchase the additional Shares underlying the portion of the option exercised.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

     The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the aggregate offering price of the Shares offered hereby (including any Shares purchased pursuant to the Underwriter's over-allotment option), of which $20,000 has been paid to date. The Company has also agreed to pay all expenses in connection with qualifying the Shares offered hereby for sale under the laws of such states as the Underwriter may designate, including the expenses of counsel retained for such purposes by the Underwriter.

     For the two year period commencing on the date of this Prospectus, the Company and all of its stockholders owning at least 5% of the Company's Common Stock immediately preceding this offering, have granted the Underwriter the right of first refusal (on terms at least as favorable as may be obtained from other sources) to act as lead manager, placement agent or investment banker with respect to any proposed underwritten public distribution or private placement of the Company's securities or any merger, acquisition, or disposition of assets of the Company, if the Company uses a lead manager, placement agent or investment banker or person performing such functions for a fee.

     The Company has also agreed pursuant to the Underwriting Agreement to allow the Underwriter to designate a nominee of the Board of Directors for a period of three years. The Company has agreed to use its best efforts to obtain the election of the Underwriter's nominee. In the event the Underwriter declines to nominate an individual to the Board of Directors, the Company has agreed to allow an individual selected by the Underwriter to attend all the Board of Directors' meetings.

     The Company has agreed to sell to the Underwriter and its designees, Underwriter's Warrants to purchase up to 125,000 shares of Common Stock at an exercise price per share equal to 120% of the initial public offering price per share of the Shares offered hereby. The Underwriter's Warrants may not be transferred for one year from the date of the Prospectus, except to officers or partners of the Underwriter, and are exercisable during the four-year period commencing one year from the date of the Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Underwriter's Warrants are exercised or exchanged, dilution to the interests of the Company's stockholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants. Any profit realized by the Underwriter on the sale of the Underwriter's Warrants or the underlying shares of Common Stock may be deemed additional underwriting compensation. The Underwriter's Warrants provide for reductions, which in certain circumstances could be material, in the exercise price of the Underwriter's Warrants upon the occurrence of certain events, including the issuance by the Company of shares of Common Stock for a price below the exercise price of the Underwriter's Warrants, and corresponding potentially significant increases in the number of shares purchasable upon exercise of the Underwriter's Warrants. The Underwriter's Warrants also provide for adjustment of the type of securities issuable upon exercise of the Underwriter's Warrants to reflect changes in the Common Stock. The Company has agreed to register the Underwriter's Warrants and the underlying shares of Common Stock under the Securities Act on one occasion during the Warrant Exercise Term and to include such Underwriter's Warrants and shares in any appropriate registration statement that is filed by the Company during the Warrant Exercise Term.

     Prior to this offering, there has been no public market for the Common Stock. The initial public offering price has been arbitrarily determined by negotiation between the Company and the Underwriter. In determining the offering price, the Underwriter and the Company considered, among other things, market prices of similar securities of comparable publicly traded companies, the financial condition and operating information of companies engaged in activities similar to those of the Company, the financial condition and prospects of the Company and the general condition of the securities market.

     The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement and related documents, copies of which are on file at the offices of the Underwriter, the Company and the Commission.

     In connection with the offering, the Underwriter and selling group members (if any) and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriter also may create a short position for the account of the Underwriter by selling more Common Stock in connection with the Offering then it is committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. In addition, the Underwriter may impose "penalty bids" under contractual arrangements whereby it may reclaim from an a dealer participating in the Offering for its account, the selling concession with respect to the Common Stock that is distributed in the Offering but subsequently purchased for its account in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any is undertaken, may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York 10017. Certain legal matters in connection with the sale of the Shares offered hereby will be passed upon for the Underwriter by Coleman & Rhine, LLP.

                                    EXPERTS

     The financial statements of Rollerball(R) International Inc. at December 31, 1996 and 1995, and for each of the two-years in the period ending December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, a registration statement on Form SB-2, together with exhibits thereto, under the Securities Act containing information concerning the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement and the exhibits filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     The registration statement and exhibits can be inspected without charge and copied, upon payment of the fees prescribed by the Commission, at the public reference section of the Commission's principal office, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices located at the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a World Wide Web site at http//www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors........................................................  F-1
Balance Sheets as of December 31, 1995 and 1996 and March 31, 1997....................  F-2
Statements of Operations for the years ended December 31, 1995 and 1996 and for the three months ended March 31, 1996 and 1997..........................................  F-3
Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1995 and
  1996 and for the three months ended March 31, 1996 and 1997.........................  F-4
Statements of Cash Flows for the years ended December 31, 1995 and 1996 and for the three months ended March 31, 1996 and 1997..........................................  F-5
Notes to Financial Statements.........................................................  F-6

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
  Rollerball International Inc.

     We have audited the accompanying balance sheets of Rollerball International Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rollerball International, Inc. at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Rollerball International, Inc. will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company has incurred $1,990,000 in losses through December 31, 1996. At December 31, 1996, the Company had a working capital deficit of $1,638,000. These conditions raise substantial doubt about the Company's ability to continue as a going concern unless it is able to raise sufficient additional capital to continue to fund operations. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Rollerball International, Inc. to continue as a going concern.

                                          Ernst & Young LLP

Los Angeles, California
February 28, 1997, except for
  Note 11 as to which the date
  is October   , 1997

     The foregoing report is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 11 to the financial statements.

                                          /s/ Ernst & Young LLP

Los Angeles, California
August 8, 1997

                         ROLLERBALL INTERNATIONAL INC.

                                 BALANCE SHEETS

                                                                                          PRO FORMA
                                                                                        STOCKHOLDERS'
                                               DECEMBER 31,              MARCH 31,     EQUITY (DEFICIT)
                                        ---------------------------     -----------       MARCH 31,
                                           1995            1996            1997              1997
                                        -----------     -----------     -----------    ----------------
                                                                                         (UNAUDITED)
                                                                        (UNAUDITED)       (NOTE 10)
ASSETS
Current assets:
  Cash and cash equivalents...........  $    25,551     $   394,667     $   128,099
  Accounts receivable.................      153,415          27,009          75,525
  Inventory...........................           --         467,637         360,359
  Debt issuance costs (Note 5)........           --         165,880         158,116
  Prepaid expenses....................       89,725         133,807         133,729
                                        -----------     -----------     -----------
Total current assets..................      268,691       1,189,000         855,828

Deferred stock offering costs.........           --          75,493          75,493
Property and equipment, net (Note
  2)..................................      161,576         287,982         322,995
Intangible assets, net of accumulated
  amortization of $9,647 (1995) and
  $33,570 (1996)......................      153,537         362,702         427,508
                                        -----------     -----------     -----------
Total assets..........................  $   583,804     $ 1,915,177     $ 1,681,824
                                        ===========     ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................  $    88,243     $   159,007     $   167,463
  Accrued expenses (Note 3)...........      463,933         603,907         647,895
  Notes payable to stockholders (Note
     4)...............................      345,000         260,000         260,000
  Advances from stockholders (Note
     7)...............................       84,935          28,873          38,873
  Debt (Note 5).......................           --       1,775,000       1,975,000
                                        -----------     -----------     -----------
Total current liabilities.............      982,111       2,826,787       3,089,231

Commitments (Note 8)

Stockholders' equity (deficit) (Notes
  9 and 10):
  Preferred stock -- $.10 par value,
     5,000,000 shares authorized; no
     shares issued or outstanding
  Common stock -- $.001 par value,
     50,000,000 shares authorized;
     3,450,097 shares issued and
     outstanding (1995), 3,458,112
     (1996 and 1997) and 3,861,521
     (pro forma)......................        3,450           3,458           3,458      $      3,862
  Additional paid-in capital..........    1,040,226       1,075,218       1,075,218         2,691,698
  Accumulated deficit.................   (1,441,983)     (1,990,286)     (2,486,083)       (2,486,083)
                                        -----------     -----------     -----------       -----------
Total stockholders' equity
  (deficit)...........................     (398,307)       (911,610)     (1,407,407)     $    209,477
                                                                                          ===========
                                        -----------     -----------     -----------
Total liabilities and stockholders'
  equity (deficit)....................  $   583,804     $ 1,915,177     $ 1,681,824
                                        ===========     ===========     ===========

                            See accompanying notes.

                         ROLLERBALL INTERNATIONAL INC.

                            STATEMENTS OF OPERATIONS

                                                   YEAR ENDED                THREE MONTHS ENDED
                                                  DECEMBER 31,                   MARCH 31,
                                            -------------------------     ------------------------
                                               1995           1996          1996           1997
                                            ----------     ----------     ---------     ----------
                                                                                (UNAUDITED)
Net sales.................................  $4,201,658     $4,850,416     $ 208,118     $  599,363
Cost of sales.............................   2,762,017      3,103,779       139,384        358,284
                                            ----------     ----------     ----------    ----------
Gross profit..............................   1,439,641      1,746,637        68,734        241,079
Operating expenses:
  Selling and marketing...................     943,507      1,461,004       241,680        418,607
  General and administrative..............     543,655        736,570       128,134        206,704
                                            ----------     ----------     ----------    ----------
Total operating expenses..................   1,487,162      2,197,574       369,814        625,311
                                            ----------     ----------     ----------    ----------
Loss from operations......................     (47,521)      (450,937)     (301,080)      (384,232)
Interest expense..........................      36,796         96,566        19,750        111,365
                                            ----------     ----------     ----------    ----------
Loss before provision for income taxes....     (84,317)      (547,503)     (320,830)      (495,597)
Provision for income taxes (Note 6).......         800            800           200            200
                                            ----------     ----------     ----------    ----------
Net loss..................................  $  (85,117)    $ (548,303)    $(321,030)    $ (495,797)
                                            ==========     ==========     ==========    ==========
Pro forma net loss per common share.......                 $     (.15)                  $     (.13)
                                                           ==========                   ==========
Pro forma weighted average common shares
  outstanding.............................                  3,558,964                    3,861,521
                                                           ==========                   ==========

                            See accompanying notes.

                         ROLLERBALL INTERNATIONAL INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                    COMMON STOCK         ADDITIONAL                          TOTAL
                                --------------------      PAID-IN       ACCUMULATED      STOCKHOLDERS'
                                 SHARES       AMOUNT      CAPITAL         DEFICIT       EQUITY (DEFICIT)
                                ---------     ------     ----------     -----------     ----------------
Balance at January 1, 1995....  3,450,097     $3,450     $1,040,226     $(1,356,866)      $   (313,190)
  Net loss for the year ended
     December 31, 1995........         --         --             --         (85,117)           (85,117)
                                ---------     ------     ----------     -----------         ----------
Balance at December 31,
  1995........................  3,450,097      3,450      1,040,226      (1,441,983)          (398,307)
  Conversion of notes in
     1996.....................      8,015          8         34,992              --             35,000
  Net loss for the year ended
     December 31, 1996........         --         --             --        (548,303)          (548,303)
                                ---------     ------     ----------     -----------         ----------
Balance at December 31,
  1996........................  3,458,112      3,458      1,075,218      (1,990,286)          (911,610)
  Net loss for the three
     months ended March 31,
     1997 (unaudited).........         --         --             --        (495,797)          (495,797)
                                ---------     ------     ----------     -----------         ----------
Balance at March 31, 1997
  (unaudited).................  3,458,112     $3,458     $1,075,218     $(2,486,083)      $ (1,407,407)
                                =========     ======     ==========     ===========         ==========

                            See accompanying notes.

                         ROLLERBALL INTERNATIONAL INC.

                            STATEMENTS OF CASH FLOWS

                                                    YEAR ENDED              THREE MONTHS ENDED
                                                    DECEMBER 31                  MARCH 31
                                              -----------------------     -----------------------
                                                1995          1996          1996          1997
                                              --------     ----------     ---------     ---------
                                                                                (UNAUDITED)
OPERATING ACTIVITIES
Net loss....................................  $(85,117)    $ (548,303)    $(321,030)    $(495,797)
Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
     Depreciation and amortization..........    54,978         97,528        22,949        31,330
     Amortization of debt issuance costs....        --         33,176            --        49,764
     Changes in assets and liabilities:
       Accounts receivable..................  (259,788)       126,406       153,415       (48,516)
       Inventory............................        --       (467,637)           --       107,278
       Prepaid expenses.....................   (73,725)       (44,082)       49,337            78
       Deferred stock offering costs........        --        (75,493)           --            --
       Accounts payable.....................    13,401         70,764        40,447      (126,508)
       Accrued expenses.....................   244,096        139,974       136,479       178,952
                                              --------     ----------     ---------     ---------
Net cash (used in) provided by operating
  activities................................  (106,155)      (667,667)       81,597      (303,419)
INVESTING ACTIVITIES
Purchases of property and equipment.........   (25,869)      (198,650)      (32,152)      (59,013)
Increase in intangible assets...............   (63,828)      (234,449)      (31,082)      (72,136)
                                              --------     ----------     ---------     ---------
Net cash used in investment activities......   (89,697)      (433,099)      (63,234)     (131,149)
FINANCING ACTIVITIES
Proceeds from debt..........................        --      1,775,000            --       200,000
Proceeds from notes and loans payable to
  stockholders..............................   245,000         35,000            --            --
(Payments) proceeds on loans to
  stockholders..............................   (51,574)      (141,062)      (14,708)       10,000
Debt issuance costs.........................        --       (199,056)           --       (42,000)
                                              --------     ----------     ---------     ---------
Net cash provided by (used in) financing
  activities................................   193,426      1,469,882       (14,708)      168,000
                                              --------     ----------     ---------     ---------
Increase (decrease) in cash.................    (2,426)       369,116         3,655      (266,568)
Cash at beginning of period.................    27,977         25,551        25,551       394,667
                                              --------     ----------     ---------     ---------
Cash at end of period.......................  $ 25,551     $  394,667     $  29,206     $ 128,099
                                              ========     ==========     =========     =========
Cash paid during the period for:
  Interest..................................  $     --     $   67,310     $  19,750     $  19,818
  Income taxes..............................       800            800            --            --

                            See accompanying notes.

                         ROLLERBALL INTERNATIONAL INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996
     (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MARCH 31, 1996 AND 1997)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FORMATION AND BUSINESS ACTIVITY

     Rollerball International, Inc. (the Company) develops, manufactures, distributes and markets in-line skates, and related accessories under the Rollerball trademark throughout Europe, Asia and North America through independent sales representatives and distributors. The Company was incorporated in Delaware on March 7, 1994.

BASIS OF PRESENTATION

     The Company was organized in 1994 and a majority of its efforts have been in the development of the in-line skate with limited international distribution. Since inception, the Company has incurred cumulative net losses of approximately $2.0 million through December 31, 1996, and anticipates continued losses for the foreseeable future. At December 31, 1996, the Company had a working capital deficit of $1,638,000. Included in the current liabilities is subordinated convertible debentures of $1,775,000 at December 31, 1996 that automatically convert into common stock in connection with an initial public offering. The Company plans to finance its operations primarily through proceeds from equity offerings, including the Company's proposed initial public offering (the Offering). The Company will require substantial additional funds in order to advertise and distribute its products as currently contemplated. The Company anticipates that its existing capital resources, including the net proceeds of the proposed Offering if completed on the terms presently anticipated, will be adequate to fund its capital needs for at least 12 months.

     Without such additional funding, the Company may be required to delay or reduce its scope of distribution of its products. As there can be no assurance that the Company will be able to raise additional funds on acceptable terms, if at all, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the possible inability of the Company to continue as a going concern.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The interim financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997, have been prepared on the same basis as the audited financial statements. In the opinion of management, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included in the unaudited financial statements. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year and for any other interim period.

REVENUE RECOGNITION

     The Company recognizes revenue from product sales to customers upon shipment. The Company provides a warranty of its products against defects for a specified period and has policies permitting customers to return products under certain circumstances. In addition, certain of the Company's distributors and agents are entitled to rebates upon attaining specified sales levels. Provision is made on the sale date for the estimated amount of product returns and rebates that may occur under these programs. Amounts related to warranty, returns and rebates have not been significant.

                         ROLLERBALL INTERNATIONAL INC.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     The Company makes periodic evaluation of the credit worthiness of its customers and generally does not require collateral. Credit losses relating to the Company's customers, mainly mass merchant retailers, have consistently been within management's expectations and are provided for in the financial statements.

     The Company operates predominantly within one industry segment where certain customers represent a significant portion of the Company's business. During the year ended December 31, 1995, approximately 46% of the Company's sales were made to three customers, and during the year ended December 31, 1996, approximately 67% of the Company's sales were made to three customers.

     During 1995, the Company bought its product from one Hong Kong supplier on a finished basis. The finished product was shipped directly to the Company's customers by the supplier. As the Company had title and risk of loss for only a brief period during the shipping process, the Company maintained no inventory as of December 31, 1995.

INVENTORY

     Inventories are stated at the lower of cost (first-in, first-out method) or market and consist principally of finished goods.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets which range between five and seven years.

DEBT ISSUANCE COSTS

     Fees associated with the issuance of the debt are being amortized by the interest method over the term of the debt (October 1997).

INTANGIBLE ASSETS

     Intangible assets include $87,542, $136,630 and $156,630 at December 31, 1995, December 31, 1996, and March 31, 1997, respectively, in costs incurred for trademark and $75,642, $251,356 and $283,492 at December 31, 1995, December 31,
1996, and March 31, 1997, respectively, related to patents, which are both being amortized using the straight-line method over 15 years.

STOCK-BASED COMPENSATION

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). Under SFAS 123, stock based compensation is measuring using either the intrinsic value method as prescribed by Accounting Principal Board Opinion No. 25 or the fair value method described in SFAS No. 123. The Company will use APB 25 and provide the pro forma disclosure required by SFAS 123 if material. The pro forma impact on net loss and pro forma loss per common share were not material.

INCOME TAXES

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (SFAS No.
109). Under SFAS No. 109, deferred income taxes are recognized using the asset and liability method by applying income tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for income tax rate changes.

                         ROLLERBALL INTERNATIONAL INC.

PRO FORMA NET LOSS PER COMMON SHARE

     Pro forma net loss per common share has been computed for all periods presented and is based on the weighted average number of shares outstanding during the period, including common stock equivalents resulting from dilutive stock options (none) and the 12% Subordinated Convertible Debentures that will automatically convert upon the closing of the Company's initial public offering (using the as if converted method from the date of issuance). Pursuant to Securities and Exchange Commission Staff Accounting Bulletins, common stock equivalents issued during the 12-month period prior to the initial public offering are included in the calculation as if they were outstanding for all periods (using the treasury stock method at the assumed public offering price).

USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising expense, including costs related to trade shows, amounted to $160,886, $258,308, $70,745 and $195,126 for the years ended December 31, 1995 and 1996 and the three months ended March 31, 1996 and 1997 (unaudited), respectively.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred and amounted to $86,665, $60,178, $15,021 and $9,905 for the years ended December 31, 1995 and
1996 and the three months ended March 31, 1996 and 1997 (unaudited), respectively.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                         DECEMBER 31
                                                    ---------------------      MARCH 31
                                                      1995         1996          1997
                                                    --------     --------     -----------
                                                                              (UNAUDITED)
        Office and trade show equipment...........  $ 33,949     $ 94,825      $  97,304
        Molds and tooling.........................   178,834      284,405        340,939
        Machinery and equipment...................     9,431       41,634         41,634
                                                    --------     --------       --------
                                                     222,214      420,864        479,877
        Less accumulated depreciation.............    60,638      132,882        156,882
                                                    --------     --------       --------
                                                    $161,576     $287,982      $ 322,995
                                                    ========     ========       ========

                         ROLLERBALL INTERNATIONAL INC.

3.  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                         DECEMBER 31
                                                    ---------------------      MARCH 31
                                                      1995         1996          1997
                                                    --------     --------     -----------
                                                                              (UNAUDITED)
        Accrued officer salary....................  $100,000     $200,000      $ 173,112
        Accrued consulting fees...................   184,517      166,060        166,060
        Other accruals............................   179,416      237,847        308,723
                                                    --------     --------       --------
                                                    $463,933     $603,907      $ 647,895
                                                    ========     ========       ========

4. NOTES PAYABLE TO STOCKHOLDERS

NOTES PAYABLE TO STOCKHOLDERS CONSISTS OF THE FOLLOWING:

                                                         DECEMBER 31
                                                    ----------------------     MARCH 31
                                                      1995         1996          1997
                                                    ---------    ---------    -----------
                                                                              (UNAUDITED)
        Unsecured notes payable bearing interest
          at 12% per annum, due on demand.........  $ 228,000    $ 178,000     $  178,000
        Unsecured convertible note payable bearing
          interest at 12% per annum, due on demand
          and convertible into common stock at
          $2.00 per share.........................      7,000        7,000          7,000
        Unsecured convertible notes payable
          bearing interest at 12% per annum, due
          on demand and convertible into common
          stock at $3.00 per share................    110,000       75,000         75,000
                                                     --------     --------       --------
                                                    $ 345,000    $ 260,000     $  260,000
                                                     ========     ========       ========

     In connection with the $178,000 in unsecured notes payable to stockholders, the Company provided the stockholders with warrants to purchase an additional 44,500 shares of common stock at $2.00 per share. The warrants do not expire during the period of indebtedness.

     The $7,000 and $75,000 ($110,000 at December 31, 1995) unsecured convertible notes payable to stockholder are convertible into shares of common stock at $2.00 per share and $3.00 per share, respectively, at the stockholder's discretion. As of December 31, 1995 and 1996, holders of the $178,000 unsecured notes payable had not exercised their warrants. As of December 31, 1996, one of the holders of the convertible notes payable converted $35,000 of the notes into common shares.

     The fair market values of the Company's unsecured notes payable to stockholders are estimated to be the same as the amounts reported for such notes in the Company's balance sheet.

5. DEBT

     During the period August 1996 to September 1996 (1996 Private Offering), the Company sold 12% Subordinated Convertible Debentures (Debentures) in a principal amount of $1,775,000. The Debentures automatically convert into common stock in connection with an initial public offering at a per share conversion price equal to 80% of the initial public offering price. The Debentures bear interest at 12% payable quarterly and are due on October 31, 1997. Based upon an initial offering price of $5.50 per share, the Debentures will be convertible into 403,409 shares of common shares. The holders of the Debentures also received a warrant to purchase one share of common stock for every two shares received upon conversion of the 12% Debentures, an

                         ROLLERBALL INTERNATIONAL INC.

aggregate of 201,704 warrants. The warrants are exercisable for three years from issuance at an exercise price equal to 120% of the per share offering price.

     From March 1997 through June 1997, the Company sold $700,000 ($200,000 funded as of March 31, 1997) of the Company's 12% promissory notes (Bridge Notes). The Bridge Notes are due and payable upon the earlier of October 31, 1997 or consummation of an initial public offering. The Bridge Notes are junior unsecured obligations of the Company. Holders are also entitled to receive at the closing of an initial public offering such number of shares of the Company's common stock as shall equal the principal amount of the Bridge Notes divided by the initial public offering price of the Shares. Based upon an initial offering price of $5.50 per share, holders of the Bridge Notes will receive 127,273 shares of common stock.

     Debt issue costs associated with the Debentures were $241,000 and are being amortized over the term of the note with $33,176 being amortized for the year ended December 31, 1996 and $49,764 being amortized in the three months ended March 31, 1997.

6. INCOME TAXES

     The provision for income taxes reflected in the statements of operations for all periods represents the minimum state taxes due as there is no federal or state taxable income as a result of operating losses incurred by the Company. At December 31, 1996, the Company has approximately $1,668,000 and $833,000 in federal and state operating loss carryovers expiring through 2010 available to offset future taxable income. Certain ownership changes in the Company could result in an annual limitation on the utilization of these operating loss carryforwards. No benefit for these operating loss carryforwards has been recorded in the accompanying financial statements as their realizability is not assured.

     Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                        DECEMBER 31
                                                  -----------------------      MARCH 31
                                                    1995          1996           1997
                                                  ---------     ---------     -----------
                                                                              (UNAUDITED)
        Deferred tax liabilities:
          Depreciation and amortization.........  $ (36,963)    $ (45,919)     $ (48,144)
          State income taxes....................    (25,284)      (38,135)       (48,873)
                                                  ---------     ---------      ---------
        Total deferred tax liabilities..........    (62,247)      (84,054)       (97,017)
        Deferred tax assets:
          Accrued expenses......................     44,300        89,000        106,800
          Pre-incorporation expenses............    134,185        97,146         92,696
          Net operating losses..................    443,051       662,662        779,976
                                                  ---------     ---------      ---------
        Total deferred assets...................    621,536       848,808        979,472
        Valuation allowance.....................   (559,289)     (764,754)      (882,455)
                                                  ---------     ---------      ---------
        Net deferred tax assets.................     62,247        84,054         97,017
                                                  ---------     ---------      ---------
        Total deferred taxes....................  $      --     $      --      $      --
                                                  =========     =========      =========

7.  RELATED PARTY TRANSACTIONS

     The Company has advances from stockholders that are noninterest bearing and are due on demand.

     The principal stockholder and officer of the Company has a royalty agreement which provides for payment by the Company of a royalty fee of 3% of the net sales which are not based on a letter of credit and 1.8% of the net sales which are based on letters of credit. The royalty agreement will be terminated upon the

                         ROLLERBALL INTERNATIONAL INC.

entering into of an employment agreement (Note 10). Royalty expense pursuant to this agreement amounted to $73,041 and $88,448 for the years ended December 31, 1995 and 1996, respectively.

8.  COMMITMENTS

LEASE

     The Company leases its office space and sales office on a month-to-month basis, including utilities. The aggregate monthly rent is $5,750 at December 31, 1996. Rent expense for the years ended December 31, 1995 and 1996 was $49,470 and $45,430 respectively.

ROYALTY AGREEMENTS

     In addition to the royalty agreement with the principal shareholder and officer, the Company has entered into royalty agreements with two individuals which require the Company to pay royalties based on a certain percentage of net sales less certain deductions as defined. The royalties to each individual are based on 1% of net sales, except for sales based on a letter of credit, for which the royalty percentage is .6% of net sales. One of the agreements limits the royalty payment to $350,000 for any fiscal year. In addition, the Company has an agreement with the originator of the radial Skateball which provides for a monthly consulting fee of $4,000 per month through March 24, 2002 and a royalty based on 2.5% of cost of goods sold, as defined. Royalty expense for the years ended December 31, 1995 and 1996 was $118,247 and $167,068, respectively. All royalty agreements provide for payment of royalties in perpetuity.

OFFICER COMPENSATION

     The Company will enter into a four-year employment agreement with the principal shareholder/officer providing for a base compensation of $160,000 for fiscal 1997 with annual increases up to a base salary of $275,000 in the year 2000. In addition, the principal shareholder/officer will be entitled to bonus payments commencing in 1998 of 7% of net income plus 10% of any amount above $750,000. For 1999 and 2000 the bonus will be calculated based on net income of $1,650,000 and $2,000,000, respectively, with the principal shareholder/officer entitled to 7% of the base net income and 10% of any amount above the base. The royalty agreement with the principal shareholder officer will be terminated upon entering into the employment agreement effective as of January 1, 1997.

9.  STOCKHOLDERS' EQUITY

     In a private offering during the period May 1994 to June 1994 (1994 Private Offering), the Company sold 1023.75 units of its securities, each unit consisting of 618 shares of common stock and 206 common stock purchase warrants. Cash proceeds were $813,755, net of the related costs of $107,699. The warrants entitled the holders to purchase one share of common stock for an exercise price of $1.00 per share. As part of the private placement, the underwriter received 93,556 warrants to purchase common stock at $1.00 per share as part of its fee. A total of 303,740 warrants are outstanding in connection with this private placement. As of December 31, 1996, no warrants had been exercised (see Note
11).

     In September 1994, the Company adopted the 1994 Employee Plan which provides for the grant of options to purchase 750,000 shares of the Company's common stock at not less than fair value for incentive stock options (ISOs). During 1994, 212,146 options were granted at an exercise price of $2.00 per share and during 1995, 70,898 were granted at an exercise price of $3.00 per share. All of the options vested immediately on the date of grant. No options have been exercised as of December 31, 1996. A total of 466,956 shares remain available for grant pursuant to the 1994 Employee Plan.

                         ROLLERBALL INTERNATIONAL INC.

10.  PRO FORMA ADJUSTMENT (UNAUDITED)

     Pro forma disclosure has been provided showing the automatic conversion of the 12% subordinated Convertible Debentures at their carrying amount ($1,616,884 at March 31, 1997), net of unamortized debt issue costs, at an assumed initial public offering price of $5.50 per share resulting in the issuance of 403,409 shares of common stock.

11.  SUBSEQUENT EVENTS

     In July 1997, the Company's Board of Directors approved the filing of a Registration Statement with the Securities and Exchange Commission relating to an initial public offering of 1,250,000 shares of common stock and a reverse stock split of .687 to 1 to be effected prior to the effective date of the Registration Statement. All references to share and per share amounts of common stock have been retroactively restated to reflect the stock split.

     As of July 15, 1997, 176,181 warrants issued in connection with the 1994 private offering were exercised and the remainder expired. The Company received net proceeds of approximately $246,000 from the exercise of these warrants.

     In July 1997, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the Director Plan) which was approved by the Company's stockholders at the same time. The Director Plan provides for issuance of a maximum of 100,000 shares of common stock upon the exercise of stock options granted under the Director Plan. Options may be granted under the Director Plan until July 2007 to (i) non-executive directors as defined, (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries, and (iii) consultants. The exercise price for options granted pursuant to the plan shall be at 100% of fair value. No options have been granted under the Director Plan.

                         ROLLERBALL INTERNATIONAL INC.

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997 except for Note 11 as to which the
date is October   , 1997, in the Registration Statement (Form SB-2) and the
related Prospectus of Rollerball International, Inc. for the registration of 1,250,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Los Angeles, California

     The foregoing consent is in the form that will be signed upon completion of the restatement of capital accounts described in Note 11 to the financial statements.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
August 12, 1997

             ======================================================

  No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to, or a solicitation of, anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    6
Use of Proceeds.......................   14
Dividend Policy.......................   15
Dilution..............................   15
Capitalization........................   16
Management's Discussion and
  Analysis............................   17
Business..............................   21
Management............................   30
Principal Stockholders................   36
Certain Relationships and Related
  Transactions........................   36
Concurrent Sales......................   37
Description of Capital Stock..........   41
Shares Eligible for Future Sale.......   43
Underwriting..........................   44
Legal Matters.........................   45
Experts...............................   46
Additional Information................   46
Report of Independent Auditors........  F-1
Financial Statements..................  F-2

                            ------------------------

  Until           (25 days after the effective date of this Prospectus) all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

             ======================================================

             ======================================================

                                1,250,000 SHARES

                     [LOGO]

                                   ROLLERBALL
                               INTERNATIONAL INC.

                                  COMMON STOCK
                            -----------------------

                                   PROSPECTUS

                            -----------------------

                               AUERBACH, POLLAK &
                                RICHARDSON, INC.
                                                  1997

             ======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

              [Alternate Page for Selling Stockholder Prospectus]

                  Subject to Completion, dated August 13, 1997

PROSPECTUS

                                1,250,000 Shares

                         ROLLERBALL INTERNATIONAL INC.

[Rollerball Logo]                 Common Stock

     This Prospectus also relates to the offer and sale by certain security holders (the "Selling Stockholders") of Rollerball(R) International Inc. ("Rollerball(R)" or the "Company") of: (i) an aggregate of 403,409 shares of Common Stock, par value $.001 per share (the "Conversion Shares"), issuable upon conversion of $1,775,000 principal amount of outstanding 12% convertible debentures ("12% Debentures") which 12% Debentures were issued by the Company in a private offering completed in September 1996 (the "1996 Private Offering");
(ii) 201,705 shares of Common Stock (the "1996 Warrant Shares") issuable upon exercise of outstanding warrants ("1996 Warrants") issued by the Company in the 1996 Private Offering; (iii) 176,181 shares of issued and outstanding Common Stock ("1994 Shares") issued by the Company in connection with the exercise of Common Stock purchase warrants ("1994 Warrants") issued in a private offering completed in June 1994 ("1994 Private Offering"); and (iv) 127,273 shares ("Bridge Shares") of Common Stock issued by the Company in a private offering ("1997 Bridge Offering") completed in April 1997. The Conversion Shares, 1996 Warrant Shares, 1994 Shares and Bridge Shares are sometimes referred to herein as the "Selling Stockholder Shares." The Selling Stockholders have agreed not to offer, sell or otherwise dispose of an aggregate of all 908,568 Selling Stockholder Shares for a period of six months from the date hereof without the prior written consent of Auerbach, Pollak & Richardson, Inc. (the "Underwriter"). The Company will not receive any proceeds from the sale of the Selling Stockholder Shares. The Company has applied to have the Common Stock approved for quotation on the SmallCap Market of the Nasdaq Stock Market, Inc. ("Nasdaq") under the proposed symbol "ROLL" and listed on the Pacific Stock Exchange under the proposed symbol "ROLL." See "Risk Factors," "Use of Proceeds" and "Concurrent Sales."

     Simultaneously with this offering by Selling Stockholders, the Company is registering for sale 1,250,000 shares of Common Stock, par value $.001 per Share (plus 187,500 Shares to cover overallotments) in a public offering ("Public Offering") underwritten by Auerbach, Pollak & Richardson, Inc. (the "Underwriter").

     Expenses of this offering, estimated at $          , are payable by the
Company.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST IN THE SHARES. FOR A DESCRIPTION OF CERTAIN RISKS AND IMMEDIATE
SUBSTANTIAL DILUTION, SEE "RISK FACTORS" BEGINNING ON PAGE   AND "DILUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                The date of this Prospectus is October   , 1997

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

     Rollerball(R) intends to use the proceeds of this offering to expand its business through widespread introduction of the Rollerball(R) product lines into the United States retail market, the continued expansion and penetration of the Company's product lines in international markets, investment in the development of the next generation of Rollerball(R) products building of tooling, molds and inventory, the establishment of a third party licensing program for the Rollerball(R) trademarks in clothing, entertainment and toys, and the increase of marketing and sales through direct response television and other at-home shopping services throughout the world. See "Use of Proceeds," "Business" and "Risk Factors."

     The Company was incorporated in the State of Delaware on March 7, 1994. The principal executive offices of the Company are located at 9255 Doheny Road, Los Angeles, California 90069 and its telephone number is (310) 275-5313.

                                  THE OFFERING

Common Stock Offered in Public Offering(1)....  1,250,000 shares
Common Stock Offered by Selling
  Stockholders................................  908,568 shares of Common Stock
Common Stock Outstanding Prior to
  offering(1)(2)..............................  3,634,293 shares
Common Stock to be Outstanding Immediately
  After this offering(3)......................  5,616,680 shares
Use of Proceeds...............................  The Company will not receive any proceeds from the sale of the Selling Stockholder
                                                Shares. Any proceeds received from the
                                                exercise of the warrants held by Selling
                                                Stockholders will be used for working capital
                                                purposes.
Risk Factors..................................  An investment in the Shares offered hereby is speculative and involves a high degree of
                                                risk, including risks associated with the
                                                Company's: qualified auditor's report;
                                                limited operating history; accumulated
                                                deficit and recent losses; dependence on
                                                third-party manufacturing and suppliers; and
                                                other risks. See "Risk Factors."
Proposed Nasdaq SmallCap Market Symbol(4).....  "ROLL"
Proposed Pacific Stock Exchange Symbol(4).....  "ROLL"

---------------
(1) Does not include: (i) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants to be issued to the Underwriter;
    (ii) 200,233 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants; (iii) 750,000 shares of Common Stock reserved for issuance under the Company's 1994 employee stock option plan ("1994 Employee Plan") of which options to purchase 283,044 shares of Common Stock have been issued to date; (iv) 200,000 shares of Common Stock reserved for issuance under the Company's 1997 Non-Employee Director Plan ("Director Plan"), none of which options have been issued to date; (v) 19,579 shares reserved for issuance upon conversion of outstanding convertible notes; and 403,409 Conversion Shares; and (vii) 201,705 1996 Warrant Shares. Includes 176,181 outstanding 1994 Shares.

(2) Includes 176,181 outstanding 1994 Shares.

(3) Does not include: (i) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants to be issued to the Underwriter;
    (ii) 200,233 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants; (iii) 750,000 shares of Common Stock reserved for issuance under the Company's 1994 Employee Plan of which options to purchase 283,044 shares of Common Stock have been issued to date; (iv) 200,000 shares of Common Stock reserved for issuance under the Company's Director Plan, none of which options have been issued to date; and (v) 19,579 shares reserved for issuance upon conversion of outstanding convertible notes. Includes the issuance of (i) 127,273 Bridge Shares; (ii) 403,409 Conversion Shares; (iii) 176,181 1994 Shares and (iv) 201,705 1996 Warrant Shares.

(4) It is a condition precedent to the offering that the Company's Common Stock be accepted for listing on the Nasdaq SmallCap Market. The Nasdaq SmallCap and Pacific Stock Exchange quotations do not imply that a liquid and active market will develop, or be sustained, for the Shares upon completion of the offering. There can be no assurance that the Company will, if accepted by the Nasdaq SmallCap Market and/or Pacific Stock Exchange, continue to meet the maintenance criteria for quotation on the Nasdaq SmallCap Market or the Pacific Stock Exchange.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

                                  RISK FACTORS

     An investment in the Shares offered hereby involves a high degree of risk and should be considered only by those investors who can afford the risk of loss of their entire investment. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Shares offered by this Prospectus. Prospective investors should note that this Prospectus contains certain "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements containing the words "believes," "anticipates," "expects," "intends," "should," "seeks to," and similar words. Prospective investors are cautioned that all such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth in this Prospectus. The accompanying information contained in this Prospectus identifies certain important factors that could cause such difference.

     ACCUMULATED DEFICIT; RECENT LOSSES; QUALIFIED AUDITOR'S REPORT. For the fiscal year ended December 31, 1996, the Company experienced a net loss of $548,303. For the year ended December 31, 1995, the Company had a net loss of $85,117. At March 31, 1997, the Company had a net loss of $495,797 as compared to a net loss of $321,030 for the period ended March 31, 1996. At December 31, 1996 and March 31, 1997, the Company had an accumulated deficit of $1,990,286 and $2,486,083, respectively. The Company's independent auditors have stated in their report that there is substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company's operations is materially dependent on the receipt of additional capital. The Company anticipates continued losses for the foreseeable future as a result of anticipated significant expenses, including marketing and advertising costs, development costs, inventory costs and general administrative expenses. Because the Company anticipates incurring significant expenses in connection with the continued development and marketing of its products, there can be no assurance that the Company will achieve sufficient additional revenues to offset anticipated operating costs. Inasmuch as the Company will continue to have high levels of operating expenses and will be required to make significant expenditures to market its products in a highly competitive industry, the Company may experience significant operating losses that could continue until such time, if ever, that the Company is able to generate sufficient additional revenues to support its operations. See "Management's Discussion and Analysis."

     LIMITED OPERATING HISTORY; RAPID GROWTH. The Company was incorporated in 1994, has had limited sales to date and has not been in business long enough to enable an investor to make a reasonable judgment as to its future performance. Since its inception, the Company's efforts have been focused upon design and development of its Radial Skateball(R) products and not on sales or marketing. Since the commencement of operations, the Company's operating expenses have grown rapidly and the Company intends to continue to expand operations after the

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

conclusion of the public offering. The Company's limited sales to date have been primarily in international markets and with the Home Shopping Network(R) and the Company intends, with the proceeds of this offering, to emphasize the marketing and sale of its products on a greatly expanded basis in the United States. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a developing business and the competitive environment in which the Company will operate. There can be no assurance the Company will be able to implement its business plans or manage the growth of its operations. See "Business" and "Management's Discussion and Analysis."

     NEED FOR ADDITIONAL FUNDS. Based on the Company's operating plan, management believes that the proceeds from the public offering and anticipated cash flow from operations and other sources such as the exercise of outstanding convertible securities, will be sufficient to meet the Company's anticipated cash needs and finance its plans for expansion for at least the next 12 months from the date of Effective Date of this offering. Thereafter, the Company may need additional financing to meet its plans for expansion and to expand its product lines. The Company does not have any line of credit or any lending facility available to it. No assurance can be given that the Company will be successful in obtaining additional financing on favorable terms, if at all. See "Use of Proceeds" and "Management's Discussion and Analysis."

     RELIANCE ON MAJOR CUSTOMERS.  The Company's four largest customers
represented 55% and   % of total sales for the fiscal year ended December 31,
1996, and the three months ended March 31, 1997, respectively. As is customary in the industry, the Company does not have long-term contracts with any of its customers. While management expects the Company's customer base to expand, a limited number of large orders may continue to account for a significant portion of the Company's sales during any given period for the foreseeable future. The loss of, or a reduction in business from, any of its major customers could have a material adverse effect on the Company's results of operations. See
"Business -- Sales and Marketing."

     INTELLECTUAL PROPERTY. The Company was granted a United States Patent (No. 5,590,890) by the United States Patent and Trademark Office on January 7, 1997 on the basis of its original Radial Skateball (TM) technology. As improvements to the design of its products are made, as well was the development of new products, the Company has filed additional patent applications and will continue to do so in the United States and worldwide. In February 1997 the Company obtained a United States Patent (No. 378,115) for its GFY(R) Skate design. The Company has also been granted patents and/or has filed patent applications in several other countries and has registered the trademark "Rollerball(R)" in the United States and several other countries. The Company has trademark applications pending in other foreign countries. The Company has obtained a 3-D trademark protection in Germany and filed for similar trademark protections in Europe and in Mexico. Rollerball(R) cannot be registered as a trademark in the People's Republic of China, Taiwan, and certain other foreign countries. The Company has registered the Rollerball(R) name in other market/business segments such as clothing, toys and entertainment (cd-rom, comic books, video and broadcast television). There can be no assurance that such patents and related trademark protection

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

will be effective to protect the Company's products from duplication by other manufacturers. Although the Company believes that the products sold by it do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has occurred or may occur. In the event that products sold by the Company are determined to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and/or sale of such products, or could be prohibited from selling such products. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under its currently issued patents or any patents issued in the future or with respect to the enforcement or defense of trademark rights. Moreover, there can be no assurance that the Company will have the financial or other resources necessary to defend a patent infringement or proprietary rights violation action. In addition, if the Company's products or proposed products are deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could also have a material adverse effect on the Company. The Company's products are also sold in many other countries and even though the Company may obtain patents in such countries, the Company's ability to obtain adequate protection may be limited in such countries. See "Business -- Patents and Trademarks."

     DEPENDENCE ON THIRD-PARTY AND FOREIGN MANUFACTURING AND SUPPLIERS. The Company does not own or lease any manufacturing facilities and does not manufacture any of the component parts for its products, and purchases all skate components from unaffiliated suppliers. Other than the Radial Skateballs(TM) which are produced in the United States, substantially all of the Company's components are manufactured in foreign countries including the People's Republic of China. The Company is reliant upon two independent agents to obtain manufacturing of certain component parts in foreign countries. The Company does not have any contracts with manufacturers or suppliers. Foreign manufacturing is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the impositions of tariffs and import and export controls and changes in governmental policies. While the Company has not experienced any material adverse effects due to such risks, there can be no assurance that such events will not occur in the future with the result of possible increases in costs and delays of, or interferences with, product deliveries resulting in losses of revenues and goodwill. The chassis and safety brakes for the RB(R) and GFX(R) skates are produced in foreign countries which may subject the Company to a risk of loss of its molds and tooling associated with such products in the event of a dispute with a foreign manufacturer or other occurrence such as those noted above. Further, purchasing products from manufacturers located in the People's Republic of China subjects the Company to an additional risk of substantially higher duty rates in the event that the United States government does not renew the most-favored nation trade status extended to the People's Republic of China. No assurance can be given that the United States will continue the People's Republic of China's most-favored nation trade status. The Company believes that, at the present time, it has sufficient sources of supply of component parts, and that in the event any existing supplier ceases to furnish component parts to the Company, alternative sources are available. There can be no assurance, however, that the future production and assembly capacity of the Company's current suppliers and manufacturers will be sufficient to satisfy the Company's

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

requirements or that alternate suppliers and manufacturers will be available on commercially reasonable terms, or at all. See "Business -- Manufacturing and Assembly."

     FOREIGN CURRENCY AND FOREIGN EXCHANGE RATES. The Company's products are primarily sourced from suppliers located in Hong Kong, Taiwan, the People's Republic of China and Thailand. The Company negotiates the cost of its products directly with its foreign suppliers in United States Dollars and its purchases are primarily effected through letters of credit in United States dollars. As a result, exchange rate fluctuations could have a minor effect upon the Company's ability to negotiate favorable price terms with suppliers, which may adversely effect the cost of goods sold and the resultant gross margins for the Company's products. In addition, in the event the exchange rate between United States and the currency used by the Company's foreign suppliers fluctuates dramatically, it may become uneconomical or impractical for either the suppliers or the Company to continue their relationship. A substantial portion of the Company's business is conducted through Hong Kong which has recently been transferred to the People's Republic of China. There can be no assurance that the new government will continue to utilize Hong Kong's current currency system. In such event, the Company would need to obtain alternative supply arrangements, and there can be no assurance that alternative suppliers would be available, or if available, on terms acceptable to the Company. See "Management's Discussion and Analysis."

     DEPENDENCE ON ONE PRODUCT LINE. Substantially all of the Company's revenues have been generated, and will continue to be generated, by sales of in-line skates and related athletic protective equipment. No assurance can be given that consumer demand for these products in general or the Company's products in particular will continue in the future. A reduction in the demand for these products would have a material adverse effect on the Company's results of operations. The Company's profitability and sales will also depend on the strength of foreign and United States economies, which can dictate consumers' spending habits on leisure related goods, including the Company's products. No prediction can be made about the future of the economy of the United States or any foreign country in which the Company will offer its products for sale. As the Company's products are leisure time related products, any prolonged downturn in the economy, whether real or perceived, could adversely affect consumer demand for the Company's products. See "Business."

     COMPETITION. The market for the Company's products, internationally and in the United States, is highly competitive and the Company anticipates competition to continue to be intense in the foreseeable future. This competition is direct (i.e., companies that make similar products) and indirect (i.e., companies that participate in the sporting goods and accessories market, but are not direct competitors of the Company). The Company's products compete with other sports related products, such as golf, tennis, running and bicycling as well as numerous other activities. The Company competes with major in-line skate manufacturers such as Rollerblade(R), Ultra Wheels(R), Variflex(R), Roller Derby(R), California Pro(R), Bauer(R) and K2(R). Most of the Company's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources, and broader name recognition, than the Company. See "Business -- Competition."

     PRODUCT LIABILITY CLAIMS; INSURANCE. Although the Company has incurred no product liability claims to date, the Company may become subject to product liability claims, including claims for serious personal injury or death, due to the nature of its products. The Company believes that it has adequate

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

     CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS. Following the completion of this offering, current management of the Company will own, in the aggregate, approximately 36% of the outstanding Common Stock (excluding options held by management) and options to acquire an additional 7% of the Company's Common Stock. Accordingly, the existing management will be able to elect the entire Board of Directors of the Company and to direct the affairs of the Company. See "Principal Stockholders."

     FACTORS INHIBITING TAKEOVER. Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in the Company's or the stockholder's best interest. The Company's Amended and Restated Certificate of Incorporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock and the designation of any such series, without any vote or action by the Company's stockholders. Thus, the Board of Directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of the Company's Common Stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company, since the terms of any Preferred Stock which might be issued could contain terms which could contain special voting rights or increase the costs of acquiring the Company. Other provisions of the Company's Certificate of Incorporation and Bylaws divide the Company's Board of Directors into three classes, each of which classes will serve for different three-year periods which may have the effect of delaying, deferring or preventing a change in control of the Company. These provisions may not be amended without the affirmative vote of not less than 75% of the issued and outstanding shares entitled to vote thereon. See "Description of Securities -- Preferred Stock" and "Certain Charter, By-Law and Statutory Provisions."

     The Company is subject to Section 203 of the Delaware General Corporation Law which prevents transactions between the Company and an "interested stockholder" unless certain conditions are satisfied. The applicability of
Section 203 may have the effect of delaying, deferring or preventing "changes in control" of the Company, even if such event would be beneficial to the then existing shareholders. See "Description of Capital Stock -- Certain Provisions of Delaware Law."

     LACK OF DIVIDENDS. The Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of the Company's business. See "Dividend Policy."

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

lock-up period is 18 months from the Effective Date with respect to the 2,042,426 shares of outstanding Common Stock owned by officers and directors of the Company. Notwithstanding the foregoing, in the event that the closing price of the Company's Common Stock is at least 120% of the initial offering price as of a date which is 12 months from the Effective Date, the officers and directors may sell the same number of shares as would be available for sale by them under Rule 144 commencing after said 12th month. See "Underwriting" and "Shares Eligible for Future Sale."

     Following completion of the Public Offering, the Underwriter will hold the Underwriter's Warrants to purchase up to 125,000 shares of Common Stock. The Underwriter's Warrants will entitle the Underwriter to purchase shares at 120% of the offering price for a period of four years commencing one year from the closing of this offering. The exercise of the Underwriter's Warrants may dilute the book value per share of Common Stock. The holders of such warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company and have the opportunity to benefit from increases in the price of the Common Stock without risk of an equity investment. The Company has agreed to register under federal and state securities laws the Common Stock underlying the Underwriter's Warrants for resale. Such registration rights could involve substantial expenses to the Company and may adversely affect the terms upon which the Company may obtain additional financing. See "Underwriting."

     UNDERWRITER'S INFLUENCE ON THE MARKET. A significant number of the shares of Common Stock offered in the Public Offering may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Although it has no obligation to do so, the Underwriter intends to make a market in the Common Stock and may otherwise effect transactions in such securities. If it participates in such market, the Underwriter may exert a dominating influence on the market, if one develops, for the Common Stock. Such market-making activity may be discontinued at any time. Moreover, if the Underwriter exercises the Underwriter's Warrants, it may be required under Regulation M promulgated under the Exchange Act to temporarily suspend its market-making activities. The price and liquidity of the Common Stock may be significantly affected by the degree, if any, of the Underwriter's participation in such market. See "Underwriting."

     FUTURE ISSUANCES OF STOCK BY THE COMPANY. Following this offering, the Company will have 50,000,000 shares of Common Stock authorized, of which 5,616,680 shares will be issued and

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

                                USE OF PROCEEDS

     The Company will not derive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders, although it will receive the exercise price of the warrants in the event a 1996 Warrant is exercised by a Selling Stockholder. In the event all of the 201,705 1996 Warrants are exercised, the Company will receive $1,331,253 of proceeds based upon an exercise price of $6.60 per share. Any proceeds received from the exercise of 1996 Warrants will be used for working capital purposes.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

                                CONCURRENT SALES

     The holders of the Selling Stockholder Shares have the right to require that these shares be included in any registration statements filed by the Company. All of the Selling Stockholder Shares are being registered under the Securities Act as part of the registration statement of which this Prospectus forms a part. All of these shares will be freely tradeable (assuming exercise of any applicable convertible security) on the date of this Prospectus. However, the Selling Stockholders have agreed, pursuant to the Lockup Agreements, not to offer, sell or transfer any Selling Stockholder Shares for a period of six months from the date hereof without the prior written consent of the Underwriter. The Underwriter may consent to the sale of any or all of such shares at any time at its discretion. No predictions can be made as to the effect, if any, that sales of Selling Stockholder Shares or the availability of such shares for sale will have on the market price of the Common Stock prevailing from time to time. Sales of the Selling Stockholder Shares or even the potential of such sales may have an adverse effect on the market price of the Common Stock. The Company will not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders although the Company will receive the exercise price of any warrant exercised.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

     Common Stock has a market price of at least 120% of the public offering price. See "Underwriting" and "Shares Eligible for Future Sale."

                              PLAN OF DISTRIBUTION

     The Shares covered by this Prospectus may be sold from time to time by the Selling Security Holders, or by their transferees. No underwriting agreement or arrangements have been entered into by the Company or by the Selling Security Holders. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place on the Nasdaq Small Cap Market, including ordinary broker transactions, in the over-the-counter market through broker-dealers, privately negotiated transactions or through sales to one or more dealers for resale of the Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales. The Selling Security Holders and intermediaries through whom the Shares may be sold may be deemed "underwriters" under the Securities Act of 1933, as amended, with respect to the Shares sold. The distribution by the selling Security Holders will be required to comply with the provisions of Regulation M promulgated by the SEC.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The Bylaws of the Company provide for indemnification of officers and directors of the Company to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Company, providing such officer's or director's acts were not committed in bad faith. The Bylaws also provide for advancing funds to pay for anticipated costs and authorizes the Board of Directors to enter into an indemnification agreement with each officer or director.

     In accordance with Delaware law, the Company's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Company or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Company nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

     The form of Underwriting Agreement included as Exhibit 1 provides for indemnification of the Company and certain controlling persons under certain circumstances, including liabilities under the Securities Act of 1933, as amended (the "Act").

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the issuance and distribution of the securities being registered herein are estimated.

                                                                                      AMOUNT
                                                                                    --------
Securities and Exchange Commission Registration Fee...............................  $  4,441
NASD Registration Fee.............................................................     1,966
Underwriter's Non-Accountable Expense.............................................   206,250
Printing and Engraving Expenses...................................................    90,000
Accounting Fees and Expenses......................................................   100,000
Legal Fees and Expenses...........................................................   100,000
Blue Sky Fees and Expenses........................................................    35,000
Nasdaq Fee........................................................................     9,000
Pacific Stock Exchange Fee........................................................    20,000
Transfer Agent and Registrar Fees.................................................     5,000
Miscellaneous Fees and Expenses...................................................     3,000
          Total...................................................................  $574,657

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     The following information does not give effect to the reverse split of Common Stock effected in to be effected prior to the Effective Date:

          A. In March 1994, in connection with the founding of the Company, the Company issued 3,514,964 shares of Common Stock to Jack Forcelledo, the Company's Chairman of the Board and Chief Executive Officer, and Elizabeth Forcelledo, his wife; 206,100 shares of Common Stock were issued to Anthony Forcelledo, a former director of the Company and the brother of Jack Forcelledo, and 206,100 shares of Common Stock were issued to Victoria and Walter Nelson. Victoria Nelson is the sister of Elizabeth Forcelledo, a director of the Company. Mr. Anthony Forcelledo is the brother of Jack Forcelledo. The foregoing shares were issued for nominal consideration.

          These transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, (the "Securities Act") pursuant to Section 4(2) thereof.

          B. During the period May 1994 to June 1994, the Company sold, in a private offering, under Section 4(2) of the Act (the "1994 Private Offering"), 1023.75 units of its securities, each unit consisting of 900 shares of Common Stock and 300 Common Stock purchase warrants. The units had a purchase price of $900 per unit. The warrants entitled the holders to purchase one share of Common Stock for an exercise price of $1.00 per share. The Company received net proceeds of approximately $813,755 after payment of commissions of $90,000 and offering expenses of approximately $17,699. The Underwriter acted as placement agent in the 1994 Private Offering. As of July 15, 1997, all of the warrants issued to investors had been exercised. In connection with the offering, the Company issued a warrant to purchase 136,181 shares of Common Stock at $1.00 per share to the Underwriter. This offering was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act, pursuant to Regulation 506 promulgated thereunder.

          C. During the period August 1996 to September 1996 ("1996 Private Offering"), the Company sold $1,775,000 principal amount of 12% subordinated convertible debentures ("12% Debentures"). The Company received net proceeds of approximately $1,576,000 after payment of commissions and offering expenses of approximately $199,000. The Underwriter served as placement agent in the 1996 Private Offering. The 12% Debentures contain terms by which they are automatically convertible into shares of Common Stock at a conversion price equal to 80% of the per share offering price of the Company's initial public offering. Payment of the principal amount on the 12% Debentures is due on October 31, 1997 and interest is payable on January 31, April 30 and July 31, 1997 and the maturity date. Based upon an initial public offering price of $5.50 per share, the holders of the 12% Debentures will receive 403,409 shares of Common Stock at the closing of this offering. The purchasers in the 1996 Private Offering also received a warrant to purchase one share of Common Stock for every two shares received upon conversion of the 12% Debentures (the "1996 Private Offering Warrants"). The 1996 Private Offering Warrants are exercisable for three years from the date of issuance at an exercise price equal to 120% of the per share offering price of the Company's initial public offering. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act, and pursuant to Regulation 506 promulgated thereunder.

          D. During the period from March 1997 through June 1997, the Company sold, in a private offering under Section 4(2) of the Securities Act (the "Bridge Offering"), $700,000 of the Company's 12% promissory notes ("Bridge Notes"). The Bridge Notes are due and payable upon the earlier of (i) October 1, 1997 or consummation of the offering. The Bridge Notes are junior unsecured obligations of the Company. Investors are also entitled to receive at the closing of this offering such number of shares ("Bridge Shares") of the Company's Common Stock as shall equal the principal amount of the Bridge Notes divided by the initial public offering price of the Shares. Based upon an initial offering price of $5.50 per Share, investors will receive an aggregate of 127,273 shares of Common Stock at the closing of this offering. The Company intends to use proceeds of this offering to repay all interest and principal on the Bridge Notes. The Company realized net proceeds of $603,000 from the sale of the Bridge Notes after payment of sales commissions and offering expenses of approximately $97,000. The Underwriter acted as placement agent with respect to the placement of the Bridge Notes. This transaction was a private transaction not involving a public offering and was exempt from the registration provisions of the Securities Act, and pursuant to Regulation 506 promulgated thereunder.

ITEM 27.  EXHIBITS

     The exhibits designated with an asterisk (*) are filed herewith and those designated with two asterisks (**) will be filed by amendment.

EXHIBIT NO.                                      DESCRIPTION
-----------   ----------------------------------------------------------------------------------
 1            Form of Underwriting Agreement between the Company and Duebech, Pollak &
              Richardson, Inc.
 3.1*         Certificate of Incorporation
 3.2*         Amended and Restated Certificate of Incorporation of the Registrant
 3.3*         Bylaws
 3.4*         Amended and Restated Bylaws
 4.1**        Form of Common Stock Certificate
 4.2*         Form of Underwriter's Warrant to be issued to the Underwriter
 4.3**        Form of 1996 Warrant
 5.1**        Opinion and Consent of Goldstein & DiGioia, LLP Esqs.
10.1**        Lease agreement for principal offices located at 9255 Doheny Road Suite 2705 Los
              Angeles California 90069.
10.2*         Lucky Yeh Distribution Agreement
10.3*         Consarino Royalty Agreement, as amended
10.4*         Rosso Consulting Agreement and Royalty Agreement
10.5*         Kimmel Royalty Agreement
10.6**        Employment Agreement dated as of January 1, 1997 between the Company and Jack
              Forcelledo
10.7**        1994 Employee Stock Option Plan
10.8**        1997 Non-Executive Director Option Plan
23.1*         Consent of Ernst & Young LLP, independent auditors (included in Part II)
23.2**        Consent of Goldstein & DiGioia, LLP is contained in their opinion to be filed as
              Exhibit 5.1 to this Registration Statement
23.3*         Consent of John T. Botti, director designee
23.4*         Consent of Michael Katz, director designee
27*           Financial Data Schedule
24.1*         Power of Attorney contained in signature page at Part II of the Registration
              Statement

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The Registrant will provide to the Underwriter at the closing of the Offering Share certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 12th day of August, 1997.

                                          ROLLERBALL INTERNATIONAL INC.

                                          By:      /s/ JACK FORCELLEDO
                                            ------------------------------------
                                            Jack Forcelledo, Chairman, President
                                              and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Jack Forcelledo, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              SIGNATURE                               CAPACITY                       DATE
-------------------------------------  --------------------------------------  ----------------

         /s/ JACK FORCELLEDO           President, Chief Executive Officer,      August 12, 1997
-------------------------------------    Chief Financial Officer and Director
           Jack Forcelledo

      /s/ ELIZABETH FORCELLEDO         Director                                 August 12, 1997
-------------------------------------
        Elizabeth Forcelledo